SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

AGILYSYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AGILYSYS, INC.

2255 GLADES ROAD, SUITE 425W/BOCA RATON, FLORIDA 33431

June 26, 2006

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Agilysys, Inc., which will be held at 1:00 p.m., local time, on Friday, July 28, 2006, at the Boca Raton Marriott at Boca Center, 5150 Town Center Circle, Boca Raton, Florida. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

      The matters to be addressed at the meeting include the election of three Class C Directors, and the approval of the Agilysys, Inc. 2006 Stock Incentive Plan. Detailed information about these matters is set forth in the accompanying Proxy Statement for your information.

      It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and mail the enclosed Proxy, in the envelope provided, at your earliest convenience.

      Thank you for your cooperation and continued support.

Arthur Rhein
Chairman of the Board

AGILYSYS, INC.

2255 GLADES ROAD, SUITE 425W/BOCA RATON, FLORIDA 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      The Annual Meeting of Shareholders (the “Annual Meeting”) of Agilysys Inc. (the “Company”), will be held at the Boca Raton Marriott, at Boca Center, 5150 Town Center Circle, Boca Raton, Florida on Friday, July 28, 2006 at 1:00 p.m., local time, for the following purposes:

1. To elect three Class C members of the Board of Directors of the Company to hold office for a term of three years expiring in 2009;

2. To approve the Agilysys, Inc. 2006 Stock Incentive Plan;

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of record at the close of business on June 14, 2006 are entitled to notice of the Annual Meeting and to vote thereat.

By Order of the Board of Directors.

Lawrence N. Schultz
Secretary

June 26, 2006

AGILYSYS, INC.

2255 GLADES ROAD, SUITE 425W/BOCA RATON, FLORIDA 33431

Mailed to Shareholders on or about June 26, 2006

PROXY STATEMENT

Annual Meeting of Shareholders to be held on July 28, 2006

      The Proxy enclosed with this Proxy Statement is solicited by the Board of Directors of Agilysys, Inc. (the “Company”), and is to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on July 28, 2006, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement. Without affecting any vote previously taken, a shareholder may revoke his, her or its Proxy by giving notice to the Company in writing at any time before its exercise or in open meeting. Unless so revoked, shares represented by a valid Proxy (in the form enclosed and properly signed) received in time for voting will be voted in accordance with the directions contained therein.

      The holders of Common Shares of the Company (the only class of shares outstanding) will be entitled to vote at the Annual Meeting. At the close of business on June 14, 2006, the date fixed for the determination of persons entitled to vote, there were 30,542,665 Common Shares outstanding and entitled to vote at the Annual Meeting, each share being entitled to one vote. Under Ohio law and the Company’s Amended Code of Regulations, if a quorum is present at the Annual Meeting, the three nominees for election as Directors who receive the greatest number of votes cast for the election of Directors at the Annual Meeting by the Common Shares present in person or represented by proxy and entitled to vote will be elected as Directors (“Proposal 1”). The affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote is required to authorize, approve and adopt the Agilysys, Inc. 2006 Stock Incentive Plan (“Proposal 2”). Votes that are withheld with respect to the election of Directors will not be counted in determining the outcome of the election. An abstention from voting any share present in person or represented by proxy will have the practical effect of a vote against Proposal 2. A broker non-vote with respect to any share will not affect the approval of Proposal 2, since the share is not considered present for voting purposes.

      If notice is given in writing by any shareholder to the Chief Executive Officer, an Executive Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that he, she or it desires the voting for the election of Directors to be cumulative, an announcement of the giving of such notice shall be made upon the convening of the Annual Meeting by the Chairman or Secretary or may be made by or on behalf of the shareholder giving such notice. Cumulative voting permits each shareholder to cumulate his or her voting power at such election by giving one nominee as many votes as equals the product of the number of Directors to be elected multiplied by the number of that shareholder’s Common Shares, or by distributing his, her or its votes on the same principle among two or more nominees, as the shareholder desires.

PROPOSAL 1

ELECTION OF DIRECTORS

      At this Annual Meeting, three Class C Directors are to be elected for a three-year term ending at the Annual Meeting in 2009. The Board of Directors’ nominees for election are Charles F. Christ, Arthur Rhein and Thomas C. Sullivan. Messrs. Christ, Rhein and Sullivan currently serve as Directors of the Company.

      The proxyholders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournments thereof for the election of the three nominees named above as Directors, unless the shareholder instructs by marking the appropriate space on the Proxy that authority to vote is withheld. If cumulative voting is in effect, the proxyholders shall have full discretion and authority to vote for any one or more of such nominees. In the event of cumulative voting, the proxyholders can vote the shares represented by each Proxy so as to maximize the number of Board of Directors’ nominees elected to the Board. Each of the nominees has indicated such nominee’s willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named above and any such substitute nominee for any of them.

      The following table shows, with respect to each of the nominees for election and the other Directors whose terms will continue after the Annual Meeting: such person’s principal occupation for the past five years and such person’s directorships in other publicly-held corporations; the year during which such person’s service as a Director commenced or will commence; such person’s age; and the expiration date of such person’s term or the term for which such person is a nominee.

NOMINEES FOR ELECTION

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

	Class C Directors
Charles F. Christ	Retired Vice President and General Manager of Components Division, Digital Equipment Corporation (Computer and Office Equipment) from July 1994 to July 1997; Director of Maxtor, Inc. since 1995; Chairman of Board of Directors of Dot Hill Systems Corp. since July 2000.	1997	67	2009
Arthur Rhein	Chairman of the Board of the Company since April 30, 2003; President and Chief Executive Officer of the Company since April 1, 2002; prior thereto, President and Chief Operating Officer of the Company since April 1997; Director of Orbit International, Inc. since August 2004.	1990	60	2009
Thomas C. Sullivan	Chairman of the Board, RPM International Inc. since 1971; Chief Executive Officer, RPM International from 1971 to 2002; Director, Kaydon Corporation.	1984	68	2009

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

	DIRECTORS CONTINUING IN OFFICE

Class A Directors

Keith M. Kolerus	Retired Vice President, American Division, National Semiconductor (Computer Components), from 1996 to February 1998; Chairman of the Board of Directors, National Semiconductor Japan Ltd., from 1995 to 1998.	1998	60	2007
Robert A. Lauer	Retired from Accenture (formerly known as Andersen Consulting) in August 2000, Mr. Lauer served in numerous managing partner, operational and service line leadership roles during his thirty-one year career, most recently serving as Managing Partner of Andersen Consulting’s eHuman Performance Global Line of Business.	2001	62	2007
Robert G. McCreary, III	Founder and currently a principal of CapitalWorks, LLC (Private Equity Group), Mr. McCreary has served in numerous managing partner positions in investment banking firms and as a partner in a large regional corporate law firm.	2001	54	2007
Class B Directors
Thomas A. Commes	Retired President and Chief Operating Officer of The Sherwin-Williams Company (Paints and Painting Supplies Manufacturer and Distributor) from June 1986 to March 1999 and a Director of The Sherwin-Williams Company from April 1980 to March 1999; Director, Applied Industrial Technologies, Inc. , Pella Corporation and U-Store-It REIT.	1999	64	2008
Curtis J. Crawford	Founder, President and Chief Executive Officer of XCEO, Inc.; President and Chief Executive Officer of ZiLOG Inc. from March 1998 until March 2001; Dr. Crawford currently serves as a member of Board of Directors of E.I. DuPont diNemours and Company, ITT Industries, Inc., and ON Semiconductors.	2005	58	2008
Howard V. Knicely	Executive Vice President, Human Resources & Communications of TRW, Inc. from 1995 through 2002; from 1989 to 1995, Executive Vice President, Human Resources, Communications and Information Systems at TRW; Director of TRW from April 2001 through 2002.	2002	70	2008

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF

DIRECTORS AND COMPENSATION OF DIRECTORS

COMMITTEES OF THE BOARD

Nominating and
	Executive	Audit	Compensation	Corporate Governance

Charles F. Christ*		X	Chairman	X
Arthur Rhein	Chairman
Thomas C. Sullivan*	X
Keith M. Kolerus*	X	X
Robert A. Lauer*			X
Robert G. McCreary, III*		X
Curtis J. Crawford*			X
Thomas A. Commes*(1)		Chairman		X
Howard V. Knicely*			X	Chairman

*	Independent Director

(1)	Audit Committee Financial Expert

      Executive Committee. The Executive Committee exercises the power and authority of the Board of Directors in the interim periods between Board meetings. The Executive Committee held one meeting during the last fiscal year.

      Audit Committee. The Audit Committee, which held four meetings during the last fiscal year, reviews with the Company’s independent registered public accounting firm the proposed scope of the Company’s annual audits and audit results, reviews the adequacy of internal financial controls, reviews internal audit functions, provides recommendations as to the engagement of independent registered public accounting firm and reviews any concerns identified by either the internal or external audit functions. The Board of Directors has determined that all audit committee members are financially literate under the current Nasdaq listing standards. The Board has also determined that Thomas A. Commes qualifies as an “audit committee financial expert” under the rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. In January, 2005, the Board adopted an Amended and Restated Charter, which is available on the Company’s website at www.agilysys.com.

      Compensation Committee. The Compensation Committee reviews and makes recommendations concerning executive officers’ employment agreements and the Company’s benefit plans and programs. It also reviews and determines the Company’s executive compensation philosophy and determines the individual elements of total compensation for the Chief Executive Officer and other executive officers on an annual basis. The Committee has retained the services of a third-party executive compensation consulting firm to assist in the evaluation and development of the Company’s compensation and benefit programs. The Compensation Committee held seven meetings during the last fiscal year. The Compensation Committee has a written charter which is available on the Company’s website at www.agilysys.com. No member of the Compensation Committee is an employee or director of any company for which any Agilysys employee or director serves on the compensation committee. None of the members of the Compensation Committee has any direct or indirect material interest in or a relationship with the Company other than the stock holdings identified in the table below, and compensation received for Board and Committee service, as discussed below.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee had four meetings during the last fiscal year. The Nominating and Corporate Governance Committee assists the Board in the identification and nomination of qualified individuals for election to the Board, assessment and evaluation of Board effectiveness, and establishment, implementation and oversight of the Company’s governance programs and policies. The committee has retained the services of a third-party executive recruitment firm to assist in the identification and evaluation of potential nominees for the Board. In January, 2005, the Board adopted an Amended and Restated Charter of the Nominating and Corporate Governance, which is available on the Company’s website at www.agilysys.com.

MEETINGS OF BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETING

      The Board of Directors held five meetings during the last fiscal year. During the fiscal year, no Director attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by Committees of the Board on which he served, during the periods that he served. Independent Directors meet regularly in executive session at each Board meeting. Such executive sessions are chaired, on a rotating basis, by the Chairmen of the Audit, Compensation, and Nominating and Corporate Governance Committees.

      It is the policy of the Board that all of its members attend the Annual Meeting of Shareholders absent exceptional cause. All of the Directors were in attendance at the July 2005 Annual Meeting.

COMPENSATION OF BOARD OF DIRECTORS

      Board members are compensated as follows: Independent Board members receive an annual retainer of $30,000. Independent Board members of the Audit, Nominating and Corporate Governance, and Compensation Committees are paid an additional $15,000 per year. Chairs of the Compensation and Nominating and Corporate Governance Committee receive an additional $10,000 per year, and the Chairman of the Audit Committee is paid an additional $15,000 per year. No additional fees are paid for Board or Committee meeting attendance. In addition, each outside Director annually receives an option to purchase 7,500 Common Shares. Such option has an exercise price equal to the fair market value of a Common Share on the date of grant, becomes exercisable in full on the date of grant, and expires ten years from the date of grant, unless the Director’s services are earlier terminated.

      The Company also provides a Deferred Compensation Plan for its outside Directors. The Plan provides that a Director may elect to defer all or a part of such Director’s compensation for the following year, which deferral will continue until the election is revoked. Deferred compensation is credited to a Director’s account, at the Director’s option, as a cash allotment or stock allotment. Amounts deferred as a cash allotment bear interest at the National City Bank prime interest rate. Amounts deferred as a stock allotment are credited to the Director’s account as the stock equivalent of the number of Common Shares that could be purchased with the dollar amount of the allotment at the last sales price of the Common Shares on the last trading day of the applicable quarter. Distributions of the final account balance in a Director’s account are payable in cash in five equal annual installments, or such other distribution schedule requested by the Director which is acceptable to the Company, commencing six months after the date on which the person ceases to be a Director or the date on which the Director elects to terminate participation in the Plan. The final account balance of stock allotments is the cash amount equal to a Director’s aggregate stock equivalents multiplied by the last sales price of such shares on Nasdaq on the nearest trading day preceding such Director’s termination of participation in the Plan, subject to adjustment thereafter to reflect the market price of such shares on the last day of each fiscal quarter, until distributions are fully paid. The Plan also provides for various payment terms to beneficiaries in the event of the Director’s death.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

      In May 2006 the Board of Directors adopted Amended Corporate Governance Guidelines formulated and approved by the Nominating and Corporate Governance Committee. The Guidelines provide a sound framework to assist the Board in fulfilling its responsibilities to shareholders. Under these Guidelines, the Board exercises its oversight functions by electing qualified and competent officers, and by monitoring the performance of the Company. The Guidelines provide for the Board and its Committees to exercise oversight in the areas of CEO and executive compensation, director nomination, corporate governance, succession planning, financial reporting, internal controls, and strategic and operational issues. The Guidelines also set forth Board policy on composition of the Board, including director independence and qualifications for Board candidates. A complete copy of the Guidelines is available on the Company’s website at www.agilysys.com.

Independence

      It is the policy of the Board that a substantial majority of its members should be independent. Upon the review and recommendation of the Nominating and Corporate Governance Committee, the Board has determined that all members of the Audit, Compensation and Nominating and Corporate Governance Committees are “independent” in accordance with SEC regulations and applicable stock exchange listing standards, and that the members of these Committees have no direct or indirect material relationships with the Corporation other than their position as Directors. The Board has further determined that all members of the Audit Committee satisfy the additional independence requirements for audit committee membership.

Code of Ethics

      The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for Senior Financial Executives, applicable to the Chief Executive Officer, Chief Financial Officer and Controller of the Company, and any person performing a similar function. The Code of Business Conduct and the Code of Ethics for Senior Financial Executives are available on the Company’s website at www.agilysys.com. The Company has instituted a hotline, managed by an independent third party, that gives all employees a mechanism to anonymously report violations of the Code of Business Conduct or the Code of Ethics for Senior Financial Executives.

Nomination of Directors

      The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of, and recommending to the Board of Directors, individuals to be nominated for membership on the Board of Directors. In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Committee considers the criteria outlined in the Company’s Corporate Governance Guidelines for the composition of the Board and the qualifications of members.

      The Nominating and Corporate Governance Committee will consider shareholder recommendations for nominees for membership on the Board of Directors. Such recommendations may be submitted in writing to the attention of the Chairman of the Nominating and Corporate Governance Committee, at the Company’s headquarters address. Any such recommendation must include:

•	The name and address of the candidate;

•	A brief biographical description, including his or her occupation for at least the last ten years, and a statement of the qualifications of the candidate; and

•	The candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

      The Committee may request additional information from such candidate to assist in its evaluation. The Committee will evaluate any shareholder recommended nominees using the criteria set forth in the Company’s Corporate Governance Guidelines, and in the same manner as it evaluates candidates recommended by other sources.

Shareholder Communication with Directors

      Shareholders and others who wish to communicate with the Board of Directors as a whole, or with any independent Directors, may do so by submitting such communication in writing to such Director(s) in care of the Company at its headquarters address. The Company’s general counsel will forward the communication to the Director(s) in accordance with such Director’s instructions.

SHARE OWNERSHIP

      The following table shows the number of Common Shares beneficially owned by each Director nominee and Director; the Chief Executive Officer and each of the Executive Officers of the Company named in the Summary Compensation Table below; all Directors and Executive Officers as a group; persons known to the Company to own beneficially in excess of five percent of the Common Shares; and the percent of the class so owned as of June 14, 2006 unless otherwise indicated.

	Number of
	Common Shares
	Beneficially		Percent
Name	Owned(1)		of Class

Director Nominees and Directors (Excluding Executive Officers)(2)
Charles F. Christ	60,000	(3)	.2
Thomas A. Commes	72,500	(4)	.2
Curtis J. Crawford	7,500	(5)	*
Howard V. Knicely	31,000	(6)	.1
Keith M. Kolerus	51,000	(7)	.2
Robert A. Lauer	42,500	(8)	.1
Robert G. McCreary, III	45,000	(8)	.1
Thomas C. Sullivan	58,875	(4)(9)	.2

Executive Officers(2)
Robert J. Bailey	377,449	(10)	1.2
Peter J. Coleman	376,780	(11)	1.2
Martin F. Ellis	159,666	(12)	.5
Arthur Rhein	1,394,028	(13)	4.4
Richard A. Sayers, II	309,382	(14)	1.0
All Directors and Executive Officers as a group (13 persons)	2,978,180	(15)	9.0

Other Persons
Dimensional Fund Advisors, Inc.	2,605,613	(16)	8.5
1299 Ocean Ave., 11th Floor Santa Monica, California 90401
Barclays Global Investors, NA	2,562,524	(17)	5.3
45 Fremont Street San Francisco, California 94105

*	Shares owned are less than one-tenth of one percent of class.

(1)	Except where otherwise indicated, beneficial ownership of the Common Shares held by the persons listed in the table above comprises both sole voting and dispositive power, or voting and dispositive power that is shared with the spouses of such persons.

(2)	The address of each Director nominee, Director and Executive Officer is 2255 Glades Road, Suite 425W, Boca Raton, Florida 33431.

(3)	Includes 60,000 Common Shares which the Director has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan.

(4)	Includes 52,500 Common Shares which the Director has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan.

(5)	Includes 7,500 Common Shares which the Director has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to the Director under the 2000 Stock Incentive Plan.

(6)	Includes 30,000 Common Shares which the Director has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to the Director under the 2000 Stock Option Plan for Outside Directors and the 2000 Stock Incentive Plan.

(7)	Includes 45,000 Common Shares which the Director has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan.

(8)	Includes 37,500 Common Shares which the Director has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to Directors under the 2000 Stock Option Plan for Outside Directors and the 2000 Stock Incentive Plan.

(9)	Does not include the amounts held by the Director in a stock allotment account under the Deferred Compensation Plan for Directors. As of March 31, 2006, Mr. Sullivan owned the phantom stock equivalent of 26,145 shares in such account.

(10)	Includes 299,067 Common Shares which Mr. Bailey has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan.

(11)	Includes 308,343 Common Shares which Mr. Coleman has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan.

(12)	Includes (i) 114,666 Common Shares which Mr. Ellis has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to him under the 2000 Stock Incentive Plan; and (ii) 18,751 restricted Common Shares which Mr. Ellis was granted under the 2000 Stock Incentive Plan, as to which Mr. Ellis has sole voting power, but no dispositive power until such shares have become vested.

(13)	Includes 1,140,333 Common Shares which Mr. Rhein has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan.

(14)	Includes 249,190 Common Shares which Mr. Sayers has the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan.

(15)	The number of Common Shares shown as beneficially owned by the Company’s Directors and Executive Officers as a group includes 2,434,099 Common Shares which such persons have the right to acquire within 60 days of June 14, 2006 through the exercise of stock options granted to them under the 1991 Stock Option Plan, the 2000 Stock Incentive Plan, the 1995 Stock Option Plan for Outside Directors, the 1999 Stock Option Plan for Outside Directors and the 2000 Stock Option Plan for Outside Directors.

(16)	As reported on a Schedule 13G dated February 1, 2006.

(17)	As reported on a Schedule 13G dated January 1, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 2006, 2005 and 2004, of all those persons who were during the 2006 fiscal year (i) the Chief Executive Officer and (ii) the other four most highly compensated Executive Officers of the Company for the fiscal year (collectively, the “Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation Awards
	Annual Compensation
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	All Other
Principal Position	Year	Salary	Incentive	Compensation(1)	Awards(2)	Options	Compensation(3)

Arthur Rhein	2006	$675,000	$742,500	$237,709	$—	225,000	$77,131
President and	2005	675,000	675,000	—	—	222,500	84,931
Chief Executive Office	2004	625,000	860,000	—	—	111,900	44,916
Robert J. Bailey	2006	345,000	189,750	121,860	—	55,000	17,039
Executive Vice President	2005	335,000	165,000	—	—	40,000	19,132
	2004	325,000	203,400	—	—	21,000	10,843
Peter J. Coleman	2006	345,000	189,750	123,167	—	55,000	17,079
Executive Vice President	2005	335,000	165,000	—	—	40,000	19,145
	2004	325,000	203,400	—	—	21,000	9,995
Martin F. Ellis	2006	325,000	178,750	24,437	339,250	50,000	15,975
Executive Vice President,	2005	310,000	155,000	—	—	37,000	15,653
Corp. Dev. & Inv. Relations	2004	226,136	206,410	—	—	40,000	20,778
Richard A. Sayers, II	2006	270,000	148,500	98,182	—	45,000	13,152
Executive Vice President,	2005	260,737	130,000	—	—	31,000	14,762
Chief Human Resources Officer	2004	250,185	169,925	—	—	16,100	11,649

(1)	For Messrs. Rhein, Bailey, Coleman and Sayers, includes cash payments made by the Company in connection with vesting of 2003 restricted stock awards. As previously reported, in fiscal year 2003, Messrs. Rhein, Bailey, Coleman and Sayers received restricted stock grants which vested on February 28, 2006. Upon the vesting of the restricted Common Shares, the Company paid the recipients a cash award equal to twice the federal capital gains tax rate then in effect times the difference between the fair market value of the Common Shares on the date of vesting minus the fair market value of the Common Shares on the date of grant. The amount of these cash payments were as follows: Mr. Rhein, $176,766; Mr. Bailey, $98,499; Mr. Coleman, $98,499; and Mr. Sayers, $75,808. The amounts reflected in “Other Annual Compensation” also include personal benefits and/or perquisites received by the Named Executive Officer. With the exception of Mr. Rhein, such personal benefits and perquisites did not, in the case of any Named Executive Officer, exceed the lesser of $50,000 or 10% of his aggregate salary and bonus. For Mr. Rhein, perquisites include $22,541 for the incremental cost for personal use of an aircraft in which the Company leases a fractional interest.

(2)	The dollar value of Mr. Ellis’ restricted stock award was calculated by multiplying the number of restricted Common Shares granted to him (25,000) by the closing price of $13.57 on the date of the grant (April 28, 2005). Mr. Ellis’ restricted stock award was made pursuant to the Company’s 2000 Stock Incentive Plan, and vests as follows: 6,250 shares on April 1, 2006, 6,250 shares on April 1, 2007, and 12,500 shares on April 1, 2008. As of March 31, 2006, Mr. Ellis’ restricted stock award had an aggregate value of $376,500, based on the closing price of Common Shares on March 31, 2006 of $15.06.

(3)	For fiscal year 2006, consists of (i) contributions by the Company on behalf of the Executive Officers to the Company’s Profit Sharing and Retirement Plan, which during fiscal 2006 were as follows: Mr. Rhein, $5,921; Mr. Bailey, $6,294; Mr. Coleman, $5,250; Mr. Ellis, $6,294; and Mr. Sayers, $6,297; (ii) contributions by the Company on behalf of the Executive Officers to the Company’s Benefit Equalization Plan, which during fiscal 2005 were as follows: Mr. Rhein, $41,345; Mr. Bailey, $10,745; Mr. Coleman, $11,829; Mr. Ellis, $9,681; and Mr. Sayers, $6,855; (iii) premiums paid by the Company during fiscal 2006 for split dollar life insurance for Mr. Rhein in the amount of $26,205; and (iv) reimbursement of interest paid by the Executive Officer on loans taken by the Executive Officer with third-party institutions for the purpose of acquiring stock in satisfaction of the Company’s stock ownership guidelines, which, during fiscal year 2006 was as follows: Mr. Rhein, $3,660.

      Shown below is information with respect to grants of stock options to the Executive Officers during the fiscal year ended March 31, 2006. The options were granted at the fair market value on the date of grant and have a term of ten years.

Option Grants in Last Fiscal Year

	Individual Grants

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees	Exercise		Option Term (10 Years)
	Options	in Fiscal	Price	Expiration
Name	Granted(1)	Year	$/Share	Date	5%	10%

Arthur Rhein	225,000	48.4	$13.57	4/28/2015	$2,168,775	$4,866,075
Robert J. Bailey	55,000	11.8	13.57	4/28/2015	530,145	1,189,485
Peter J. Coleman	55,000	11.8	13.57	4/28/2015	530,145	1,189,485
Martin F. Ellis	50,000	10.8	13.57	4/28/2015	481,950	1,081,350
Richard A. Sayers	45,000	9.7	13.57	4/28/2015	433,755	973,215

(1)	Options became exercisable on April 1, 2006.

      Shown below is information with respect to the exercise of options to purchase Common Shares by the Executive Officers and unexercised options to purchase Common Shares for the Executive Officers.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired		Options at Fiscal Year-End		at Fiscal Year-End(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Arthur Rhein	—	$—	1,036,947	471,253	$2,136,594	$562,847
Robert J. Bailey	32,100	306,950	278,734	52,166	482,783	202,991
Peter J. Coleman	30,124	288,968	288,010	36,866	541,315	106,447
Martin F. Ellis	—	—	89,001	52,999	270,003	121,791
Richard A. Sayers	15,076	114,253	233,491	26,051	638,810	56,420

(1)	Based on the difference between the exercise price of such options and the closing price of a Common Share on Nasdaq on March 31, 2006 ($15.06).

      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 31, 2006.

Equity Compensation Plan Information

	Number of Securities to	Weighted-Average	Number of Securities
	be Issued upon Exercise	Exercise Price of	Remaining Available for
	of Outstanding Options,	Outstanding Options,	Issuance Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by shareholders (i.e., 1991 Stock Option Plan, Amended and Restated 2000 Stock Incentive Plan, and 1995, 1999 and 2000 Stock Option Plans for Outside Directors)	3,289,999	$12.84	302,989
Equity compensation plans not approved by shareholders	-0-	-0-	-0-

Total	3,289,999	$12.84	302,989

Supplemental Executive Retirement Plan

      The Supplemental Executive Retirement Plan was established during fiscal year 2000 to provide cash retirement benefits, in an annual amount not to exceed 50% of final average earnings, to a select group of key management employees. This amount is reduced by other Company funded retirement benefits.

      The following table shows the annual retirement benefit under the Supplemental Executive Retirement Plan for employees in the compensation ranges specified, under various assumptions with respect to average annual compensation and years of benefit service. Because the reductions for other Company-funded retirement benefits would vary by individual, the table assumes no such reduction.

	Estimated Benefits Upon Retirement
Average	(As of June 1, 2006) with Years of Service Indicated(1)(2)(3)
Annual
Compensation	5 Years	10 Years	15 Years	25 Years	35 Years

$400,000	$66,600	$133,200	$200,000	$200,000	$200,000
$600,000	$99,900	$199,800	$300,000	$300,000	$300,000
$800,000	$133,200	$266,400	$400,000	$400,000	$400,000
$1,000,000	$166,500	$333,000	$500,000	$500,000	$500,000
$1,200,000	$199,800	$399,600	$600,000	$600,000	$600,000
$1,400,000	$233,100	$466,200	$700,000	$700,000	$700,000
$1,600,000	$266,400	$532,800	$800,000	$800,000	$800,000
$1,800,000	$299,700	$599,400	$900,000	$900,000	$900,000

(1)	Assuming retirement at age 60 or later.

(2)	The maximum annual accrued cash benefit under the Supplemental Executive Retirement Plan is limited to 50% of the participant’s final average earnings, which includes the participant’s base salary,

including pre-tax deferrals, plus annual incentive compensation, averaged over the highest three (3) years out of the final five (5) years of service under the Plan. This annual amount is reduced by other Company-funded retirement benefits including the Company-funded portion of the participant’s Social Security benefit. The covered compensation utilized by the Plan is essentially the same (base salary plus annual incentive earned during the fiscal year) as is reported on the Summary Compensation Table.

(3)	Benefit amounts are calculated on a life annuity basis. An actuarial adjustment is made for payment in other forms.

With respect to the Executive Officers listed in the Summary Compensation Table and participating in the Plan as of June 14, 2006, Mr. Rhein has 24 years of benefit service, Mr. Bailey has 29 years of benefit service, Mr. Coleman has 33 years of benefit service, and Mr. Ellis has 2 years of benefit service. As described below, pursuant to an agreement with the Company, upon reaching the age of 55 during fiscal year 2006, Mr. Sayers received an additional 8 years of benefit service in recognition of his valuable service with the Company, so that as of June 14, 2006, he has 15 years of benefit service.

Employment Agreements

      2003 Employment Agreement with Mr. Rhein. Prior to December 23, 2005, Mr. Rhein’s employment was governed by an Employment Agreement between Mr. Rhein and the Company effective April 1, 2003 (the “2003 Employment Agreement”). The 2003 Employment Agreement had a three year term expiring March 31, 2006.1 The 2003 Employment Agreement provided for an initial annual salary of $625,000, subject to annual review. Under the 2003 Employment Agreement, Mr. Rhein was also eligible to participate in the Company’s Annual Incentive Plan, which provided for a cash incentive at a target equal to 100% of Mr. Rhein’s annual salary and with a potential range of 0% to a maximum of 250% of his annual salary. The 2003 Employment Agreement also provided for Mr. Rhein’s participation in the benefit plans and programs in which the Company’s other executive officers generally are eligible to participate, an automobile and financial planning allowance, reimbursement of club membership fees and dues, life insurance protection in an amount not less than 200% of his prior year’s earnings, and director’s and officer’s liability insurance protection. Mr. Rhein would have been entitled to certain payments and benefits under the 2003 Employment Agreement if his employment with the Company was terminated under certain circumstances.

      2005 Amended and Restated Employment Agreement with Mr. Rhein. On December 23, 2005, the Company entered into an Amended and Restated Employment Agreement (the “2005 Agreement”) with Mr. Rhein, which replaced the 2003 Agreement. The employment term under the 2005 Agreement commenced on December 23, 2005 (the Effective Date), and ends on March 31, 2009. If the 2005 Agreement terminates without a new employment agreement having been executed by the Company and Mr. Rhein by the date of such termination, Mr. Rhein’s employment with the Company thereafter will be at will.

      The 2005 Agreement provides that Mr. Rhein receive an annual Base Salary at the rate in effect on the Effective Date ($675,000) through March 31, 2006; and the rate of Seven Hundred Twenty-Five Thousand Dollars ($725,000.00) effective April 1, 2006. Mr. Rhein’s salary is subject to annual review, at the beginning of each fiscal year of the Company commencing with Fiscal Year 2008, by the Compensation Committee or the Board and may be increased, but not decreased, to the extent, if any, that the Compensation Committee,

[1]	The 2003 Agreement was superseded by the 2005 Amended and Restated Employment Agreement with Mr. Rhein, described below. Consequently, Mr. Rhein is not entitled to any further payments or benefits under the 2003 Agreement.

or the Board, may determine. It is not anticipated that this amount will be increased during the employment term. In addition, the 2005 Agreement provides for Mr. Rhein’s participation in the Annual Incentive Plan. Mr. Rhein’s Target Annual Bonus is one hundred percent (100%) of his annual Base Salary, with a range of zero percent (0%) to two hundred fifty percent (250%) of his annual Base Salary.

      Under the 2005 Agreement, Mr. Rhein is be eligible to participate in such other benefit plans, including, but not limited to, the Company’s Retirement Plan, Severance Benefit Plan, 2000 Stock Incentive Plan, Supplemental Executive Retirement Plan, Benefit Equalization Plan, Short-Term and Long Term Disability Plans, Group Term Life Insurance Plan (including life insurance protection in an amount not less than two hundred percent (200%) of his earnings as reported on IRS Form W-2 for the prior calender year), Medical Plan, and Dental Plan, as the Company may adopt from time to time and in which the Company’s executive officers, or employees in general, are eligible to participate.

      If Mr. Rhein’s employment is terminated by the Company other than due to his Disability or for Cause or is terminated by Mr. Rhein for Good Reason (as those terms are defined in the 2005 Agreement), he will be entitled to the following: (i) base salary through the date of his termination of his employment; (ii) pro rata award under the annual incentive plan for the year of his termination of employment; (iii) payment of his annual base salary and target annual bonus as follows: for the one year period from the date of such termination of employment, the Company will continue to pay Mr. Rhein’s annual base salary and pay Mr. Rhein, in equal monthly amounts, an amount equal to his Target Annual Bonus for the year of his termination of employment; and within thirty (30) days following the date which is one year from the date of such termination of employment, the Company shall pay Mr. Rhein, in a single sum, an amount equal to the sum of his annual base salary plus his target annual bonus for the year of his termination of employment; (iv) for the period of two (2) years from the date of such termination of employment, such other benefits as are provided under the relevant plans and arrangements of the Company; (v) director’s and officer’s liability insurance coverage until the later of the date on which Mr. Rhein attains age sixty-five (65) or the date which is two (2) years from the date of his termination of employment; (vi) continuation of life insurance throughout the payment term; (vii) an automobile allowance in accordance with the Company’s automobile policy for its executive officers (but not less than Twelve Thousand Dollars ($12,000.00) per year), and an allowance for estate, financial and tax planning of Ten Thousand Dollars ($10,000.00) per year, and reimbursement for reasonable club dues and membership fees consistent with the Company’s past practice; and (viii) throughout the payment term, continued participation in all of the benefit plans of the Company in which he was a participant at the time of his termination of employment.

      If Mr. Rhein’s employment is terminated due to his death, Disability or Retirement (as defined in the 2005 Agreement), he (or his beneficiaries or estate, in the case of his death) will be entitled to the following: (i) base salary through the end of the month of the termination of his employment; (ii) pro rata award under the annual incentive plan for the year of his termination of employment; (iii) directors and officer’s liability insurance coverage until a specified date; and (iv) such other benefits as are provided under the relevant plans and arrangements of the Company.

      In addition, if termination of employment is due to Mr. Rhein’s death or Disability, (i) all of Mr. Rhein’s then outstanding stock options, whether or not then exercisable, will become exercisable in full, and then outstanding stock options which were granted to Mr. Rhein after April 2003, will not terminate prior to the end of their respective terms; and (ii) restrictions on his restricted stock (if any) will lapse. If termination is due to Mr. Rhein’s Retirement, all of Mr. Rhein’s then-outstanding stock options, whether or not then exercisable, will become exercisable in full, except for options granted on or after the Effective Date of the

Agreement (which options will not become exercisable to any greater extent after such termination, even in the event of his death or Disability following such termination of employment), but then-outstanding stock options which were granted to Mr. Rhein after April 1, 2003 will not terminate prior to the end of their respective terms. In the event of termination of employment due to Mr. Rhein’s Disability or Retirement, he will also be entitled to continuation of life insurance and medical insurance coverage substantially equivalent to the coverage for himself, his spouse and his dependents provided under the Company’s medical plan at the time of such Retirement or Disability, until Mr. Rhein attains age sixty-five (65).

      If Mr. Rhein’s employment terminates in connection with a Change in Control (as defined in the 2005 Agreement), he will be entitled to receive, within thirty (30) days following such termination, a single sum payment equal to three (3) times the sum of his base salary and target annual bonus for the year of his termination of employment. Had a Change in Control and termination of employment occurred on June 1, Mr. Rhein would have received $4,350,000 under his 2005 Employment Agreement (three times his current annual base salary plus target annual cash incentive). The other payments and benefits provided for in the event of termination other than for Disability or Cause or if Mr. Rhein terminates his employment for Good Reason shall be provided for a three (3) year period from the date of his termination of employment. In addition, all of Mr. Rhein’s then outstanding stock options, whether or not then exercisable, will become exercisable in full and then outstanding stock options which were granted to Rhein after April 1, 2003, will not terminate prior to the end of their respective terms, and any restrictions on Mr. Rhein’s restricted stock shall lapse. In connection with a Change in Control, Mr. Rhein will be entitled to a cash payment (the “Excise Tax Gross-Up Payment”) equal to the amount of excise taxes which he is required to pay pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (“Code”), as a result of any “parachute payments” as defined in Section 280G(b)(2) of the Code made by or on behalf of the Company or any successor thereto, under the Agreement or otherwise, resulting in an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. In addition to the foregoing, the Excise Tax Gross-Up Payment due to Mr. Rhein shall be increased by the aggregate of the amount of federal, state and local income, excise and penalty taxes, and any interest on any of the foregoing, for which he will be liable on account of the Excise Tax Gross-Up Payment, such that he will receive the Excise Tax Gross-Up Payment net of all income, excise and penalty taxes, and any interest on any of the foregoing, imposed on him on account of the receipt of the Excise Tax Gross-Up Payment.

      Upon either voluntary termination without Good Reason, or termination for Cause, Mr. Rhein would not be entitled to further remuneration payments under the 2005 Agreement.

      The 2005 Agreement also contains provisions regarding confidentiality, and, except upon involuntary termination not for Cause or voluntary termination within one year after a Change in Control, non-competition and non-interference (for 2 years following termination of employment).

      In connection with entering into the 2005 Agreement, the Compensation Committee of the Board of Directors delivered a letter to Mr. Rhein (the “Rhein Letter Agreement”) demonstrating an intention to grant him options to purchase a number of the Company’s common Shares as follows: (i) on or about April 1, 2006, the option to purchase two hundred fifty thousand (250,000) of such shares; and (ii) on or about August 1, 2006, the option to purchase an additional two hundred fifty thousand (250,000) of such shares; with an exercise price equal to fair market value on the respective dates of grant, becoming exercisable during his continued employment at a rate of 10% on March 31, 2007, an additional 30% on March 31, 2008, and a final 60% on March 31, 2009. The Rhein Letter Agreement further provides that vesting of such options will not be accelerated due to Mr. Rhein’s Retirement or termination for Good Reason, and further provides that, if the options referred to in (ii) above may not be granted because shares are not available, it is intended that the Compensation Committee will make a good faith effort to provide commensurate value in another form.

      Non-Competition Agreements and Change of Control Agreements. On February 25, 2000, the Company entered into non-competition agreements and change of control agreements with Messrs. Bailey, Coleman and Sayers. Under the non-competition agreements, in the event the Company terminates such executive’s employment without cause, such executive is entitled to his monthly base salary, target incentive and benefit coverage for twelve months following such termination. In the event such executive’s employment is terminated for cause or he voluntarily resigns his position, the Company has no obligations for such payments or benefits coverage under the non-competition agreement. If any of Messrs. Bailey, Coleman or Sayers is terminated for cause or voluntarily terminates his employment, such executive is prohibited under the non-competition agreement for the two-year period following any such termination (the “Noncompetition Period”) from being employed by, owning, operating or similar involvement, directly or indirectly, with any business that competes with the Company in the distribution of electronic parts, components or systems in the geographical area in which the Company conducts its business. In the event that either of Messrs. Bailey or Coleman is terminated without cause, the Company may, in its sole discretion, elect to pay such executive his regular base salary and target incentive for all or any part of the Noncompetition Period, which payments are separate and in addition to the severance payments and benefits coverage described above and, so long as the Company makes such payments, such executive will be bound by the non-competition provisions described above. The non-competition agreements also contain nondisclosure and non-interference provisions. In the event of a change of control, the provisions of the change of control agreement described below will supersede those of the non-competition agreement with respect to severance and non-competition terms.

      Under the change of control agreements, if during the 12 month period following a change of control (as defined in the agreements), Mr. Bailey, Mr. Coleman or Mr. Sayers is discharged without cause or voluntarily terminates his employment for any reason, such executive is entitled to receive a lump sum amount within 30 days of such termination of employment equal to 24 times the greater of (i) such executive’s highest monthly base salary paid during the twelve month period preceding a change in control or (ii) such executive’s highest monthly base salary paid or payable by the Company at any time from the ninety day period preceding a change of control through the date of termination. In addition, Mr. Bailey, Mr. Coleman and Mr. Sayers are each entitled to receive a lump sum amount equal to the greater of (i) four times such executive’s highest aggregate amount of incentive compensation paid during any six consecutive months of the 12 months preceding a change of control or (ii) four times such executive’s highest aggregate amount of incentive compensation paid during any six consecutive months preceding the date of termination. Further, each of Mr. Bailey, Mr. Coleman and Mr. Sayers is entitled to receive 24 times the monthly amount paid such executive as an auto allowance immediately preceding a change of control. For two years following such termination, such executive also is entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company (or the economic equivalent thereof where such crediting is not permitted). For purposes of the change of control agreements for Messrs. Bailey and Coleman, “cause” is defined as (i) an act or acts of personal dishonesty taken by the employee and intended to result in personal enrichment of the employee at the expense of the Company or (ii) the conviction of the employee of a felony.

      If any payment received by Messrs. Bailey, Coleman or Sayers in connection with a change of control of the Company is deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an “excess parachute payment” within the meaning of such Section 280G(b), he will be entitled under the change of control agreement to a cash payment in an amount equal to the 20% excise tax, if any, payable by him pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax gross up payment.

      Amendment to Non-Competition Agreements and Change of Control Agreements. In January of 2003, Messrs. Bailey, Coleman and Sayers entered into Agreements with the Company amending their Non-Competition Agreements and Change of Control Agreements effective immediately. Under the amendments, Messrs. Bailey, Coleman and Sayers relinquished their rights to receive severance payments under the Change of Control Agreements upon their voluntary termination of employment (a “single trigger” right to payment), and accepted a right to such payment in connection with a change in control only upon a discharge without cause or voluntary termination for a good reason (a “double trigger” right to payment). In exchange, the Non-Competition Agreements were amended to provide that payments under that Agreement would be for two years rather than one.

      Letter Agreement with Mr. Sayers. On April 1, 2002, the Company entered into a letter agreement with Mr. Sayers (the “Sayers Letter Agreement”) relating to his years of continuous service under the Supplemental Executive Retirement Plan, described on pages 12-13, above (the “SERP”). Because Mr. Sayers was hired by the Company mid-career, it would have been impossible for him to achieve the 15 years of continuous service required for him to be eligible for full service benefits under the SERP upon retirement. In recognition of Mr. Sayers’ valuable service and contributions to the Company, the Sayers Letter Agreement provided that, upon remaining fully employed with the Company until the later of age 55 or seven years of continuous service, Mr. Sayers would be considered to have 15 years of continuous service for purposes of calculating his accrued annual retirement benefit under the SERP.

      2003 Employment Agreement with Mr. Ellis. Upon joining the Company, Mr. Ellis entered into an employment agreement with the Company effective June 30, 2003 (the “Ellis 2003 Employment Agreement”). The term of the Ellis 2003 Employment Agreement was from June 30, 2003 through March 31, 2004 (the “End Date”), continuing from month to month thereafter until terminated by either the Company or Mr. Ellis in accordance with the provisions of the Ellis 2003 Employment Agreement.

      Under the Ellis 2003 Employment Agreement, Mr. Ellis was entitled to certain payments if his employment with the Company is terminated under certain circumstances. In the event that Mr. Ellis’s employment was terminated by the Company without cause, Mr. Ellis would have been paid severance equal to the greater of (a) continuation of his regular base and target incentive salary (if applicable) through the End Date, or (b) the severance package he would have otherwise received, based on years of service, under the Company’s applicable severance policy or programs. Mr. Ellis’s 2003 Employment Agreement also contained confidentiality, no-hire and non-competition provisions.

      Change of Control Agreement with Mr. Ellis. Mr. Ellis also entered into a Change of Control Agreement with the Company effective June 30, 2003 in substantially the same form as the above-described Change of Control Agreements, as amended, between each of Messrs. Bailey, Coleman and Sayers and the Company, except that, in the event of discharge without cause following a change of control, Mr. Ellis is entitled to receive a lump sum amount equal to 12 times the greater of (i) his highest monthly base salary paid during the twelve month period preceding a change in control, or (ii) his highest monthly base salary at any time from the ninety day period preceding a change of control through the date of the termination; plus a lump sum amount equal to the greater of (i) two times his highest aggregate amount of incentive compensation paid during any six consecutive months of the 12 months preceding a change of control or (ii) two times his highest aggregate amount of incentive compensation paid during any six months preceding the date of termination.

Mr. Ellis is also entitled to receive an auto allowance and other benefits as described above for one year following such discharge.

      On May 31, 2005, the Company and Mr. Ellis also entered into an amendment of his Change in Control Agreement , providing that, in the event Mr. Ellis’ employment is terminated by the Company without cause (or by Mr. Ellis for good reason) within 12 months of a change in control, Mr. Ellis will be entitled to receive a lump sum amount equal to 24 times the greater of his highest monthly base salary paid during the twelve month period preceding a change in control, or his highest monthly base salary at any time from the ninety day period preceding a change of control through the date of the termination; plus a lump sum amount equal to two times the annual incentive plan target applicable to him at the time of termination. Mr. Ellis is also entitled to receive an auto allowance and other benefits described above for two years following his termination.

      2005 Non-Competition Agreement with Mr. Ellis. On May 31, 2005, the Company entered into a Non-Competition Agreement with Mr. Ellis, which replaced the Ellis 2003 Employment Agreement. Under the non-competition agreement, in the event the Company terminates Mr. Ellis’ employment without cause, he will be entitled to his monthly base salary, target incentive and benefit coverage for twelve months following such termination. In the event his employment is terminated for cause or he voluntarily resigns his position, the Company has no obligations for such payments or benefits coverage under the non-competition agreement. If Mr. Ellis is terminated for cause or voluntarily terminates his employment, he is prohibited under the non-competition agreement for the two-year period following any such termination (the “Noncompetition Period”) from being employed by, owning, operating or similar involvement, directly or indirectly, with any business that competes with the Company, including but not limited to the sale of information technology products and services, enterprise computer systems, and related consulting, integration, maintenance and professional services. In the event that Mr. Ellis is terminated without cause, the Company may, in its sole discretion, elect to pay his regular base salary and target incentive for all or any part of the Noncompetition Period, which payments are separate and in addition to the severance payments and benefits coverage described above and, so long as the Company makes such payments, Mr. Ellis will be bound by the non-competition provisions described above. The non-competition agreement also contain nondisclosure and non- interference provisions. In the event of a change of control, the provisions of the change of control agreement described above will supersede those of the non-competition agreement with respect to severance and non-competition terms.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The following chart compares the value of $100 invested in the Common Shares with a similar investment in the Russell 2000 Index (the “Russell 2000”) and the companies listed in the SIC Code 5045-Computer and Computer Peripheral Equipment and Software (the Company’s “Peer Group”) for the period March 31, 2001 through March 31, 2006:

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

INDEXED RETURNS

	Base	Years Ending
	Period
	March	March	March	March	March	March
Company Name/ Index	2001	2002	2003	2004	2005	2006

AGILYSYS INC	100	116.76	70.54	99.69	167.59	129.31
RUSSELL 2000	100	113.98	83.25	136.39	143.77	180.93
PEER GROUP	100	139.87	83.15	144.37	145.51	158.08

AGILYSYS, INC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

      The Committee has overall authority. The Company’s Compensation Committee (the “Committee”) administers the Company’s compensation program for the Company’s executive officers and directors. In accordance with its Charter, the purpose and mission of the Committee is to enhance shareholder value by ensuring that the compensation available to the Board of Directors, Chief Executive Officer and other executive officers of the Company enables the Company to attract and retain high-quality leadership and is consistent with the Company’s executive compensation philosophy and objectives. As a part of its responsibility in this regard, the Committee oversees the Company’s compensation plans and policies, annually reviews and determines all executive officers’ compensation (including base salary and the Company’s annual cash incentive, long-term stock incentive, retirement and perquisite plans and programs), administers the Company’s incentive programs (including establishing performance goals, determining the extent to which performance goals are achieved, and calculating awards), administers the Company’s equity compensation plans (including making grants to the Company’s executive officers), and regularly evaluates the effectiveness of the overall executive compensation program. A more complete description of the Committee’s functions is set forth in the Committee’s Charter, which is available on the Company’s website at www.agilysys.com.

      The Board determines the Committee’s membership. Currently, the Committee is comprised of four directors, each of whom is listed at the end of this report, and each of whom qualifies as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, as required by the Committee’s Charter and the Company’s Corporate Governance Guidelines, the Board of Directors has determined that each member qualifies as “independent” as presently defined by regulations of The Nasdaq Stock Market, Inc. and the Securities and Exchange Commission. The Company’s legal department and the Company’s human resources department support the Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering the Company’s compensation programs. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. During fiscal year 2006 the Committee engaged an independent executive compensation consulting firm to assist the Committee in its review of the compensation for the executive officers.

Overview of Compensation Objectives and Philosophy

      The Committee believes that achieving the following objectives with respect to the Company’s executive compensation program will affect the long-term value of the Company:

(1) To attract, retain and motivate executives who can significantly contribute to the success of the Company;

(2) To reward the achievement of business objectives that have been approved by the Board of Directors;

(3) To provide a rational, consistent and competitive executive compensation program that is well understood by those to whom it applies; and

(4) To tie a significant portion of executive compensation to the long-term performance of the Company’s Common Shares.

      After undertaking a comprehensive review of the Company’s executive officer compensation policy in 1998, with the assistance of an independent executive compensation consulting firm, the Committee adopted a compensation philosophy for executive officers that was aimed at achieving the compensation objectives described above. That philosophy has been reviewed and reapproved annually thereafter, with minor changes. At the Committee’s meeting on May 23, 2006, following input from an independent executive compensation consulting firm, the Committee reapproved the compensation philosophy as revised in 2004. That compensation philosophy is as follows:

(1) The Company’s objective is to pay competitive base salary at a minimum of the 50th percentile of the compensation peer group;

(2) Annual cash bonus incentives are targeted at a minimum of the 50th percentile of the compensation peer group;

(3) The long-term stock incentive program also generally targets a minimum of the 50th percentile of the compensation peer group; and

(4) Executive compensation will be reviewed annually based on a compensation peer group which may be modified from time to time to represent changes in business strategy.

      For purposes of establishing the Company’s compensation philosophy, the “compensation peer group” was originally a group of twenty companies, identified by the consultants (1) that were in lines of business comparable to the Company’s, or (2) which may have competed with the Company for executive talent. For purposes of annually reviewing the Company’s position with respect to its compensation peer group, the peer group has varied from year to year but has consisted of companies which meet the foregoing criteria.

      The key elements of the Company’s current executive compensation program are described below.

Compensation Elements for Executive Officers

      The key elements of the Company’s executive compensation program are as follows:

1. Base Salary and Annual Incentive Compensation. Based on the Company’s financial performance, which exceeded fiscal year 2005 goals, and on the analysis provided by an outside executive compensation consultant, the executive officers’ base salaries were increased by approximately three percent on average for fiscal year 2006.

The Committee established certain financial performance goals for fiscal year 2006, which, depending on the level of achievement, would result in the payment of cash incentive compensation for executive officers. These goals are listed in the Section of this Report titled Basis for Chief Executive Officer Compensation. During fiscal year 2006, the Company continued implementation of a plan for the strategic transformation of the Company. Due to the Company’s level of success in attaining its financial targets, annual incentives at 110 percent of target were paid for fiscal year 2006.

2. Stock Option and Other Long-Term Incentive Awards. Based on its compensation philosophy, the Committee generally has applied a guideline under which executive officers receive stock option grants based on a Black-Scholes valuation targeted at a minimum of the 50th percentile, with all remaining options available to be allocated to other key employees based upon recommendations to the

Committee by the Chief Executive Officer. During fiscal year 2006, the Committee granted stock options totaling 540,000 shares to executive officers consistent with the established targets.

3. Retention Plan. The retention plan was not a formal plan, but rather consisted of one-time grants under the Company’s 2000 Stock Incentive Plan in fiscal year 2003 to selected key executive officers of restricted Common Shares having a fair market value on the date of grant equal to approximately 150% of the executive officer’s base salary. For each participant, the Company paid the federal income tax owing on the grant of restricted Common Shares as a result of the participant’s timely election under Section 83 (b) of the Code, which election had a favorable overall tax and financial effect on the Company. These grants were specifically intended to incent the Company’s executive management team to remain with the Company during the initial three years of implementation of its long-term business strategy. During fiscal year 2006, significant progress was achieved in implementing the Company’s strategic objectives and the retention plan was successful in retaining key management. These restricted Common Shares (284,000 shares in the aggregate) vested in fiscal year 2006. Pursuant to the retention plan, additional cash payments were made to the selected key executives in fiscal year 2006 in an amount equal to twice the projected capital gains tax liability on the date of vesting of the shares and the amounts for the Named Executive Officers are disclosed in the “Other Annual Compensation column of the Summary Executive Compensation Table in this proxy (the “Table”).

4. Change in Control Provisions. In the event of a termination of employment of certain of the Company’s executive officers, including Mr. Rhein, in connection with a “change in control” certain amounts will be payable. Certain other executive officers’ change in control agreements also provide for severance payments upon certain discharges without cause or certain voluntary terminations for good reason. For a detailed description of these provisions as well as related excise and income tax gross up payments for amounts determined to be “excess parachute payments” under section 280G of the Code, see pages 15-18, above.

5. Retirement and Other Benefits. Based upon the Company’s 1998 compensation review and annual analysis thereafter, the Committee approved certain executive retirement and other benefits in order to bring the Company’s retirement and other benefits in line with those offered by peer companies. These retirement and other benefits, described below, remained in effect for fiscal year 2006.

Supplemental Executive Retirement Plan (’SERP”). The SERP was established effective April 27, 1999 to provide retirement cash benefits, in an amount not to exceed 50% of final average earnings, to a select group of management and other highly-compensated employees, which includes the Company’s Chief Executive Officer and other executives designated by the Board. The maximum annual cash benefit under the SERP is limited to 50% of the participant’s final average earnings, which for this purpose would be the participant’s base salary, including pre-tax deferrals, plus annual incentive compensation. The annual benefit is reduced by other Company funded retirement benefits. The SERP is an unfunded deferred compensation plan. Life insurance is purchased as a source of funds to pay benefits.

Benefit Equalization Plan (“BEP”). The BEP was established to permit the Company to provide its executives with amounts for retirement on a profit sharing and 401(k)-type basis in excess of amounts allowed under the Company’s tax qualified retirement plan. Additional voluntary deferrals of compensation also are permitted under the BEP. The BEP is limited to a select group of management and other highly-compensated employees selected by the Company’s Chief Executive

Officer. The BEP is an unfunded deferred compensation plan. Life insurance is purchased as a source of funds to pay benefits.

Senior Executive Disability Plan. A Senior Executive Disability Plan was established to provide enhanced disability benefits to a select group of management and highly compensated employees. The disability benefit payable to a participant is 60% of base salary, including pre-tax deferrals, plus annual incentive compensation.

Perquisites. The Company provides its senior executive officers with perquisites that it believes are reasonable, competitive and consistent with the Company’s overall executive compensation program and that helps it to hire and retain the highest quality candidates. These perquisites include: automobile allowances, reimbursement of club membership fees and dues, use of company aircraft for personal travel on a limited basis and reimbursement for financial planning services.

Executive Compensation Policy Decisions

      In addition to establishing the compensation elements described above, the Company abides by a number of policies to further the goals of its executive compensation program.

1. Employment Agreements. The Company has entered into an employment agreement with the Chief Executive Officer. This employment agreement as well as change of control and non-competition agreements with certain other executive officers are described in detail on pages 13-18, above.

2. Stock Option Repricing. The Company does not permit repricing of stock options.

3. Tax Deductibility of Compensation. Section 162(m) of the Code imposes a $1,000,000 limit on the amount that a public company may deduct for compensation paid to the Company’s chief executive officer or any of the Company’s four other most highly compensated executive officers who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based compensation” (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders). The Committee believes that grants of stock options under the Company’s 2000 Stock Incentive Plan qualify for full deductibility under Section 162(m), but are subject to other tax rules such as those applicable to incentive stock options. At this time, based upon the Company’s current compensation structure, the Committee believes that it is in the best interests of the Company and its shareholders for the Committee to retain flexibility in awarding incentive compensation in the form of other incentive awards that may not qualify for the exception for performance-based compensation.

4. Use of Outside Consultants. The Committee employs an outside consultant to assist in accomplishing its Charter. The consultant is an independent advisor to the Committee. The Committee is able to select, dismiss and approve any financial arrangement with the consultant. The consultant may also assist management in performing duties delegated by the Committee.

Basis for Chief Executive Officer Compensation

      The compensation of Arthur Rhein, the Chairman of the Board, President and Chief Executive Officer of the Company for fiscal year 2006, was determined under the terms of an employment agreement between Mr. Rhein and the Company entered into as of April 1, 2003. At that time, Mr. Rhein assumed the duties of

Chairman of the Board, in addition to his previous duties as President and Chief Executive Officer of the Company.2 That employment agreement is described elsewhere in this proxy.

      Mr. Rhein’s salary and target cash annual incentive compensation for fiscal year 2006 was established at a level intended to target the 50th percentile of salary and cash annual incentive compensation at a comparable position with a group of peer companies. Based on the Company’s financial performance, and on the analysis provided by an outside executive compensation consultant, Mr. Rhein’s base salary was not increased for fiscal year 2006. Therefore, for fiscal year 2006, Mr. Rhein was paid a base salary of $675,000, as reported in the salary column of the Table. Mr. Rhein’s new employment agreement entered into as of December 23, 2005 provides that Mr. Rhein will be paid a base salary of $725,000 for fiscal year 2007.

      Under the Company’s annual executive incentive compensation plan for fiscal year 2006, Mr. Rhein received an annual incentive compensation opportunity equal to 100% of base salary at target. The Committee approved three financial and operational objectives for Mr. Rhein for fiscal year 2006. These objectives related to achievement of target levels of revenue, operating profit, and return on invested capital. All of Mr. Rhein’s target annual incentive opportunity was based on these financial measures. Pursuant to the annual incentive plan, no award would be available for performance below a threshold established by the Committee. Mr. Rhein received an annual incentive compensation award for fiscal year 2006 of $742,500 under the plan, which is also reported in the Table under the Incentive column.

      The Committee granted a long-term incentive award to Mr. Rhein for fiscal year 2006 in the form of stock options under the Company’s Amended and Restated 2000 Stock Incentive Plan. The aggregate value of the award of options was 250% of Mr. Rhein’s annual base salary for fiscal year 2006. At that level, based upon a Black-Scholes calculation, 225,000 options were granted.

      In determining that this level of pay and incentive compensation for Mr. Rhein was appropriate, the Committee considered the following: the confirmation of an independent executive compensation consulting firm, engaged by the Committee, based on market data that his base salary (then $675,000) and his annual incentive opportunity and overall level of compensation were in the market range consistent with the Company’s compensation objectives; his leadership in articulating and pursuing a vision for the Company consistent with creating value for shareholders; his critical role in leading the Company to strong financial results; his leadership in driving strong operating performance throughout the Company; and his execution of a strategy to enhance long-term shareholder value through stronger profit margins and higher returns on equity. The Committee reviewed similar factors in connection with its review of the terms of Mr. Rhein’s new employment agreement.

      In fiscal year 2006, Mr. Rhein also participated in the retirement and other benefit plans described above.

      This report on executive compensation for fiscal year 2006 is provided by the undersigned members of the Compensation Committee of the Board of Directors.

Charles F. Christ, Chairman

Dr. Curtis Crawford
Howard V. Knicely
Robert A. Lauer

[2]	As indicated elsewhere, a new employment agreement was entered into with Mr. Rhein during fiscal year 2006, however, the new employment agreement did not change the terms of Mr. Rhein’s compensation for fiscal year 2006.

AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. In January, 2005, the Board adopted an Amended and Restated Audit Committee Charter, which is available at the Company’s website (www.agilysys.com). The Audit Committee currently consists of four directors, all of whom are independent in accordance with the rules of the Nasdaq Stock Market, Inc., Section 10A(m) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Board has determined that Mr. Commes is an “audit committee financial expert” as defined by the SEC.

      Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls over financial reporting. Ernst & Young, the Company’s independent auditors, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, and also audits the internal controls over financial reporting and management’s assessment of those controls. The Audit Committee retains the Company’s independent auditors and monitors these processes.

      In carrying out its responsibilities, the Audit Committee has reviewed and has discussed with the Company’s management the Company’s 2006 audited financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. In addition, the Audit Committee discussed with the Company’s financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the audit, their evaluation of the Company’s internal controls over financial reporting, including both the design and efficacy of such internal controls, and the overall quality of the Company’s financial reporting.

      The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

      The Audit Committee has also received written disclosures from Ernst & Young regarding their independence from the Company and its management as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with the independent auditors the independent auditors’ independence, and has considered the compatibility of non-audit services with the auditors’ independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s 2006 audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2006.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Thomas A. Commes, Chairman

Robert G. McCreary III
Keith M. Kolerus
Charles F. Christ

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee has re-appointed Ernst & Young as independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2006. Fees for services rendered by Ernst & Young for fiscal years 2006 and 2005 were:

Fiscal		Audit-Related
Year	Audit Fees	Fees	Tax Fees	All Other Fees

2006	$1,647,800	$17,628	$38,100	$-0-
2005	1,547,000	47,421	67,442	250,480

      Audit fees consist of fees billed for professional services rendered for the annual audit of the Company’s financial statements, annual audit of internal control over financial reporting, review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings. Audit-related fees generally include fees for employee benefits plan audits, business acquisitions, accounting consultations and Securities and Exchange Commission registration statements. Tax fees include tax compliance and tax advice services. All other fees generally relate to services provided in connection with non-audit acquisition activities.

      It is the Audit Committee’s policy that all audit and non-audit services are pre-approved by the Audit Committee. Consistent with its charter, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee between meetings when expedition of services is necessary, provided that any pre-approvals so delegated are reported to the Audit Committee at its next scheduled meeting. All audit and non-audit services were pre-approved by the Audit Committee consistent with this policy during fiscal years 2006 and 2005.

      Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

PROPOSAL 2

PROPOSAL TO APPROVE THE AGILYSYS, INC.

2006 STOCK INCENTIVE PLAN

      The shareholders are asked to consider and vote upon a proposal to approve the Agilysys, Inc. 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan” or the “Plan”). The following description of the Plan is qualified in its entirety by reference to the actual terms and provisions of the Plan, which is set forth as Exhibit A to this Proxy Statement.

      The Board of Directors has determined that stock options and other stock-based awards should be an important element of the Company’s compensation programs. They provide the means to: (i) attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the personal interests of officers, employees and others in the Company’s long-term growth and profitability with the interests of the Company’s shareholders. Furthermore, as of April 3, 2006, only 53,000 shares were available for grant under the Amended and Restated 2000 Stock Incentive Plan.

Consequently, the Board of Directors approved the Plan in order to provide access to a sufficient pool, and broad variety, of stock and stock-based awards.

      The 2006 Stock Incentive Plan allows the Company the flexibility to grant a variety of stock and stock-based awards, including stock options (with or without stock appreciation rights), time-vested restricted shares, performance-vested restricted shares and performance shares (shares granted upon the attainment of performance goals). The Plan is also designed to allow compliance with Section 162(m) of the Internal Revenue Code (the “Code”). It is intended that stock options and awards under the Plan with a performance component (which does not include time-vested restricted share awards) generally will satisfy the requirements for performance-based compensation under Section 162(m) while granting the Compensation Committee the authority to grant nonperformance-based awards where it deems appropriate. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to each of the Chief Executive Officer and the four other highest-paid executives during a tax year; unless the compensation meets certain requirements. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the 2006 Stock Incentive Plan.

      Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented elsewhere in this proxy statement under the caption “Equity Compensation Plan Information.”

Summary of the Plan

      Shares Subject to the Plan. The aggregate number of Common Shares that may be issued under the Plan is 3,200,000. The Plan provides for appropriate adjustments in the number of shares subject to the Plan (and other share limitations contained therein and described below) and to grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the Company’s corporate structure or its equity securities. If shares under an award are not issued prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants.

      Other Share Limitations. The maximum number of Common Shares that may be granted as Restricted Shares, Restricted Shares Units and Performance Shares (all as defined in Plan) under the Plan is 1,600,000 shares; and the aggregate number of Common Shares that may be granted under the Plan to any one participant in any two consecutive fiscal years, regardless of whether such awards are thereafter canceled, forfeited or terminated, is 1,600,000 shares. In addition, in any two consecutive fiscal years, the aggregate number of Common Shares underlying awards granted under the Plan may not exceed the sum of (i) 1,600,000 shares (other than shares underlying awards cancelled, terminated or forfeited during the period) plus (ii) the aggregate number of shares underlying awards previously cancelled, terminated or forfeited.

      Administration. The Plan is administered by a Committee consisting of at least three Directors appointed by the Board of Directors, all of whom meet the definitions of the terms “outside director” set forth in the regulations under Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules and “non-employee director” set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee has the authority under the Plan to (i) select the employees, consultants and Directors to whom awards are granted; (ii) determine the type and timing of awards; (iii) determine the number of Common Shares covered by each award and all other terms and conditions of awards not inconsistent with the terms of the Plan; (iv) determine whether an award is, or is intended to be, performance based compensation within the meaning of 162(m) of the Code; (v) determine whether terms, conditions and objectives have been met or, if permissible, should be modified or waived; and (vi) interpret the provisions of and otherwise supervise the administration of the Plan.

      Eligible Participants. Officers, all other active common law employees, Directors and consultants to the Company are eligible to be selected to receive awards under the Plan.

      Stock Options. Options granted under the Plan must be in the form of either incentive stock options (“ISOs”), which meet the requirements of Section 422 of the Code, or nonqualified stock options (“NQSOs”), which do not meet those requirements. The term of an option is fixed by the Committee, but may not exceed ten years, and options are exercisable at such time or times as determined by the Committee. The exercise price of an option cannot be less than the fair market value of the Common Shares on the date of grant, which generally means the last closing price of a Common Share as reported on The Nasdaq Stock Market on the date of the grant. The grantee may pay the option exercise price either in cash or such other manner authorized in the Plan or the applicable award agreement, including the tender of shares. Shares tendered by participants as full or partial payment of the exercise price will not become available for issuance under the Plan. The Plan affirmatively prohibits the repricing of stock options.

      Code Limitations on Incentive Stock Options. The Code currently places certain limitations on the award of ISOs. In addition to the other limitations described in the Plan, an ISO may only be granted to full or part-time employees (including officers and directors who are also employees) of the Company or of an affiliate. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such option will no longer qualify as an ISO and shall therefore be treated as an NQSO. ISOs will also be non-transferable in accordance with the provisions of the Code. Additional restrictions apply to the grant of ISOs to holders of in excess of 10% of the Company’s outstanding Common Shares.

      Stock Appreciation Rights. The Committee may grant a stock appreciation right (“SAR”) in connection with a stock option granted under the Plan or independently of a stock option grant. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then-fair market value of the Common Shares with respect to which the SAR is being exercised over the option exercise price of the shares, in the case of a SAR in connection with an option, or the exercise price of the SAR, in the case of an independent SAR. The SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed ten years. Payment may be made in cash, in Common Shares or in a combination of cash and Common Shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related option to purchase Common Shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate. To the extent that the number of shares reserved for issuance upon the grant of a SAR exceeds the number of shares actually issued upon exercise of a SAR, such shares will not become available for issuance under the Plan. The Plan affirmatively prohibits the repricing of SARs.

      Restricted Share and Restricted Share Unit Awards. The Committee may grant restricted share awards (“Restricted Shares”) which consist of Common Shares issued by the Company to a participant for no consideration or for a purchase price which may be below their fair market value and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. The Committee may also grant Restricted Share Unit awards which are substantially similar to Restricted Share awards but which generally do not give the participant-holder the rights of a shareholder prior to lapse of the restrictions. However, the Committee may provide for the payment of an amount of money or Common Shares equal to the amount of dividends paid from time to time on the number of Common Shares that would become payable upon vesting of the Restricted Share Unit award. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death, disability or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except no waiver may apply to a term that is not within the Committee’s discretion to waive under the Plan.

      Performance Share Awards. The Committee may grant performance share awards (“Performance Shares”) which are rights to receive Common Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. At the time of grant of a Performance Share award, the Committee must specify the performance objectives which, depending on the extent to which they are met, will determine the number of Common Shares that will be distributed to the participant. The Committee will also specify the time period or periods during which the performance objectives must be met (the “Performance Period”). The Committee may use performance objectives based on one or more of the following criteria: cash generation, profit, revenue, market share, profit or return ratios, shareholder returns and/or specific, objective and measurable non-financial objectives, stock price, sales, earnings per share, return on equity, costs, earnings, capital adjusted pre-tax earnings (economic profit), net income, operating income (including but not limited to EBIT or EBITDA), performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, shareholders’ equity and cash flow. These same business criteria can be used to specify performance goals for Restricted Shares, Restricted Share Units and other awards under the Plan. The Committee may designate a single objective or objectives for performance measurement purposes, and if designated at the time of grant may include or exclude extraordinary or similar charges. Performance measurement may be based on absolute Company, business unit or divisional performance and/or on performance as compared with that of other publicly-traded companies. The Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m) of the Code, to the extent applicable unless the Committee determines that such requirements should not be satisfied.

      Transferability of Awards. The Committee may determine, at or after the time of grant, that vested awards are transferable. All other awards are non-transferable and may be exercised only by the grantee and may not be transferred other than by will or by the laws of descent and distribution. Non-transferable awards are exercisable during a participant’s lifetime only by the participant or, as permitted by applicable law, the participant’s guardian or other legal representative.

      Termination of Employment. Generally, awards are forfeited upon a participant’s termination of employment. However, the Committee has discretion to provide otherwise that: (1) awards become non-forfeitable, fully-earned and payable; (2) Stock Options and SARs become exercisable, on the date of termination of employment or as a result of a specific event of termination of employment; or (3) Performance Share awards are forfeited only in part upon retirement, death or disability. However, if an award was intended to be performance-based compensation within the meaning of Section 162(m) of the Code, additional restrictions apply.

      Change in Control. Except as otherwise provided in an award agreement, upon a “change in control” as defined in the Plan: (i) all outstanding stock options automatically become fully exercisable; (ii) all Restricted Share and Restricted Share Unit awards automatically become fully vested (unless, with respect to awards subject to performance-based restrictions, the Committee determines to make a partial payout based on partial performance); and (iii) all participants holding Performance Share awards become entitled to receive a partial payout in an amount equal to the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

      Discontinuation of Plan, Amendments and Award Substitutions. The Board of Directors may amend, alter or discontinue the Plan at any time, provided that any such amendment, alteration or discontinuance has been approved by the Company’s shareholders, if shareholder approval is required under applicable laws, regulations or exchange requirements (including for the purpose of qualification under Section 162(m) of the Code as “performance-based compensation”), and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The Plan could be amended without shareholder approval in certain nonmaterial ways that could result in an increased cost to the Company.

Certain Federal Tax Consequences with Respect to Awards

      There are no Federal income tax consequences to a participant or the Company upon the grant of stock options and SARs. When an NQSO or SAR is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for an NQSO, the difference between the aggregate option exercise price and the fair market value of the stock on the date of exercise and, for an SAR, the aggregate amount of cash and fair market value of any shares received upon exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Upon the exercise of an NQSO or SAR, the Plan requires the participant to pay to the Company any amount necessary to satisfy applicable Federal, state or local tax withholding requirements. Upon the exercise of an ISO, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant’s alternative minimum tax liability. Income recognition is deferred until the shares acquired are disposed of and any gain will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise), but otherwise will be treated as ordinary income in an amount determined under the applicable tax rules. There is no tax deduction for the Company when an ISO is exercised. The participant’s tax treatment upon a disposition of shares acquired through the exercise of a stock option is dependent upon the length of time the shares have been held. There is no tax consequence to the Company in connection with the disposition of the shares except that the Company would be entitled to a tax deduction, in an amount equal to the ordinary income recognized by the participant, in the case of a disposition of shares acquired upon exercise of an ISO before the ISO holding period has been satisfied.

      Generally, no taxes are due upon a grant of Restricted Shares, Restricted Share Units or Performance Shares. An award of Restricted Shares becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). The taxation of Restricted Shares may be accelerated by an “83(b) election” under Section 83 of the Code, if permitted. Income tax is paid at ordinary income rates on the value of the Restricted Shares when the restrictions lapse, and then at capital gain rates with respect to any further gain (or loss) when the shares are sold. In the case of Restricted Share Units or Performance Share Units, the participant has taxable ordinary income upon receipt of payment. In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions.

      Grants may qualify as “performance-based compensation” under Section 162(m) of the Code. This status is intended to preserve Federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) of the Code that is in excess of $1,000,000 and paid to one of the Company’s CEO and four next most highly compensated executive officers. To so qualify, grants must be made by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for grants other than options to qualify, the granting, issuance, vesting or retention of the grant must be contingent upon satisfying one or more performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.” The Plan permits 162(m) qualified grants but also permits the Committee to grant awards which do not qualify where it deems that appropriate.

      Tax withholding requirements may be satisfied through the withholding of shares deliverable in connection with an award, on a mandatory or elective basis, as determined by the Committee; except that a participant’s tax withholding requirements attributable to a distribution in shares under a Restricted Share, Restricted Share Unit or Performance Share award will be satisfied by the sale of the fewest number of shares necessary to satisfy the participant’s withholding tax obligations. Shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions of restricted stock or the exercise of options or SARs granted under the Plan or upon any other payment of issuance of shares under the Plan will not become available for issuance under the Plan.

      Finally, the Plan is designed to meet requirements for exemptions from coverage under Section 409A of the Code governing nonqualified deferred compensation. The Committee is expressly authorized to take such actions as may be necessary to avoid adverse tax consequences thereunder.

Recommendation; Required Vote

      The Board of Directors recommends a vote FOR the proposal. The affirmative vote of the holders of shares representing a majority of the Common Shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to authorize, approve and adopt the Agilysys, Inc. 2006 Stock Incentive Plan.

OTHER MATTERS

      Reports will be laid before the Annual Meeting, including a letter from the Chief Executive Officer which accompanies the financial statements of the Company and the Auditor’s Report prepared by independent auditors. The Board of Directors does not contemplate and does not intend to present for consideration the taking of action by shareholders with respect to any reports to be laid before the Annual Meeting or with respect to the minutes of the Annual Meeting of Shareholders held on July 28, 2005, which will be read at the Annual Meeting on July 28, 2006, unless a motion to dispense with a reading is adopted.

      The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

      The cost of solicitation of Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in so doing. The Company has retained Georgeson Shareholder to assist in soliciting Proxies, at an anticipated cost of $8,500 plus expenses. To the extent necessary to assure sufficient representation, officers and employees of the Company may in person or by telephone or telegram request the return of Proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and certain of its executive officers and persons who beneficially own more than 10% of the Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Such persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company’s Directors, executive officers and beneficial owners of more than 10% of the Common Shares.

SHAREHOLDER PROPOSALS

      Any shareholder proposal intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company’s Secretary at the Company’s principal executive offices no later than March 9, 2007, for inclusion in the Proxy Statement and form of Proxy relating to that Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Commission.

      The Company may use its discretion in voting Proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended March 31, 2007, unless the Company receives notice of such proposals prior to May 24, 2007.

      Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for such Annual Report should be directed to:

Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer
Agilysys, Inc.
2255 Glades Road
Suite 425W
Boca Raton, Florida 33431

      You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors

LAWRENCE N. SCHULTZ
Secretary

June 26, 2006

EXHIBIT A

AGILYSYS, INC.

2006 STOCK INCENTIVE PLAN

ARTICLE 1

GENERAL PURPOSE OF PLAN; DEFINITIONS

      1.1     Name and Purposes. The name of this Plan is the Agilysys, Inc. 2006 Stock Incentive Plan. The purpose of this Plan is to enable Agilysys, Inc. and its Affiliates to: (i) attract and retain skilled and qualified officers, employees, directors and consultants who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate Participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the Participants with those of the Company’s Shareholders.

      1.2     Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

(a) “Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 issued under the Exchange Act, and (ii) any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board of Directors in its discretion. For certain purposes described elsewhere in this Plan (for example, with respect to ISOs), only entities described in relevant tax or other law are considered affiliated with the Company.

(b) “Award” means any grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Performance Share to any Plan Participant.

(c) “Award Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.

(d) “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(e) “Cause” means a Participant’s termination of employment or directorship, as applicable, which shall have been the result of:

(i) his conviction of any of the following offenses, provided that such offense results in material economic harm to the Company or any Affiliate or has a materially adverse effect on the operations, property or business relationships of the Company or an Affiliate: (A) misappropriation of money or other property of the Company or any Affiliate or (B) any felony;

(ii) his failure, during his employment with the Company or any Affiliate, to devote his full time and undivided attention during normal business hours to the business and affairs of the Company or any Affiliate, except for reasonable vacations and for illness or incapacity; provided, however, that a Participant may, with the consent of the Company, serve as a director or member of an advisory committee of any organization involving no conflict of interest with the interests of the Company or its Affiliates, engage in charitable and community activities, and manage his personal affairs, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities of employment;

(iii) his failure to substantially perform his employment duties with the Company or an Affiliate;

(iv) his failure to substantially perform his duties as a Director; or

(v) conduct that is in material competition with the Company or an Affiliate or conduct that breaches his duty of loyalty to the Company or an Affiliate or that is materially injurious to the Company or an Affiliate, monetarily or otherwise, which conduct may include, but is not limited to, (A) disclosing or misusing any confidential information pertaining to the Company or an Affiliate or (B) attempting, directly or indirectly, to induce any employee or agent of the Company or an Affiliate to be employed or perform services elsewhere.

The determination of whether any conduct, action or failure to act constitutes “Cause” shall be made by the Committee in its sole discretion.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.

(g) “Committee” means the entity administering this Plan as provided in Section 2.1.

(h) “Company” means Agilysys, Inc., a corporation organized under the laws of the State of Ohio and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to Agilysys, Inc. or substantially all of the assets of Agilysys, Inc. and that assumes the obligations of Agilysys, Inc. under this Plan by operation of law or otherwise.

(i) “Date of Grant” means the date on which the Committee grants an Award or a future date that the Committee designates as the effective date of the Award at the time it grants the Award.

(j) “Director” means a member of the Board of Directors.

(k) “Disability” means a Participant’s physical or mental incapacity resulting from personal injury, disease, illness or other condition, which (i) prevents him from performing his duties for the Company or an Affiliate, as the same is determined by the Committee or its designee after reviewing any medical evidence or requiring any medical examinations which the Committee or its designee considers necessary to its determination; and (ii) results in his termination of employment or directorship, as applicable, with the Company or an Affiliate. Notwithstanding the foregoing, the Committee may, in its sole discretion, substitute a different definition for the term “Disability” to the extent provided herein or otherwise as appropriate.

(l) “Early Retirement” means a Participant’s retirement from active employment or active directorship with the Company or an Affiliate on and after the later of attainment of age 55 or the completion of seven years of service.

(m) “Eligible Director” is defined in Article 4.

(n) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any lawful regulations or other guidance promulgated thereunder. Whenever reference is made to a specific ERISA section, such reference shall be deemed to be a reference to any successor ERISA section or sections with the same or similar purpose.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any lawful regulations or other guidance promulgated thereunder. Whenever reference is made to a specific Exchange Act section, such reference shall be deemed to be a reference to any successor Exchange Act section or sections with the same or similar purpose.

(p) “Exercise Price” means the purchase price of a Share pursuant to a Stock Option.

(q) “Fair Market Value” means the last closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on another national securities exchange on which the Common Shares are principally traded, on the date for which the determination of Fair Market Value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not, or cease to be, traded on The Nasdaq Stock Market or another national securities exchange, the “Fair Market Value” of Common Shares shall be determined pursuant to a reasonable valuation method prescribed by the Committee. Notwithstanding the foregoing, as of any date, the “Fair Market Value” of Common Shares shall be determined in a manner consistent with Section 409A of the Code and the guidance then-existing thereunder to the extent applicable. In addition, “Fair Market Value” with respect to ISOs and SARs related to ISOs shall be determined in accordance with Article 6 and the rules relevant for ISO qualification.

(r) “Incentive Stock Option” and “ISO” mean a Stock Option that is identified as such and which is intended to meet the requirements of Section 422 of the Code.

(s) “Non-Qualified Stock Option” and “NQSO” mean a Stock Option that either (i) is designated as a Non-Qualified Stock Option or (ii) otherwise is not an ISO.

(t) “Normal Retirement” means retirement from active employment or active directorship with the Company or an Affiliate on or after attainment of age 65.

(u) “Outside Director” means a Director who meets the definitions of the terms “outside director” set forth in Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted for a similar purpose by the Internal Revenue Service, The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations as well as satisfying the Company’s relevant corporate governance guidelines and any applicable Committee charter provision.

(v) “Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code relating to incentive stock options and certain employee stock purchase plans.

(w) “Participant” means an officer, employee, consultant or Director who has been granted an Award.

(x) “Performance Based Compensation” is defined in Article 9.

(y) “Performance Period” means the time period specified by the Committee during which any performance objective must be satisfied.

(z) “Performance Shares” is defined in Article 9.

(aa) “Plan” means this Agilysys, Inc. 2006 Stock Incentive Plan, as amended from time to time.

(bb) “Restricted Share Units” is defined in Article 8.

(cc) “Restricted Shares” is defined in Article 8.

(dd) “Retirement” means Normal Retirement or Early Retirement.

(ee) “Rule 16b-3” means Rule 16b-3 issued under the Exchange Act, as such rule may be amended from time to time. Whenever reference is made to Rule 16b-3, such reference shall be deemed to be a reference to any successor rule with the same or a similar purpose.

(ff) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and any lawful regulations or other guidance promulgated thereunder. Whenever reference is made to a specific Sarbanes-Oxley Act section, such reference shall be deemed to be a reference to any successor Sarbanes-Oxley Act section or sections with the same or similar purpose.

(gg) “Section 16 Person” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(hh) “Section 162(m) Person” means, for any taxable year, a person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code and whose compensation, therefore, is subject to the tax deductibility limitations of Section 162(m) of the Code.

(ii) “Share” or “Shares” mean one or more of the common shares, without par value, of the Company.

(jj) “Shareholder” means an individual or entity that owns one or more Shares.

(kk) “Stock Appreciation Rights” and “SARs” mean any right pursuant to an Award granted under Article 7.

(ll) “Stock Option” means any right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5 and may be an Incentive Stock Option or a Non-Qualified Stock Option.

(mm) “Stock Power” means a power of attorney executed by a Participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Common Shares from the Participant to the Company or a third party.

(nn) “Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code relating to incentive stock options and certain employee stock purchase plans.

(oo) “Vested” means, regarding rights under this Plan, with respect to a Common Share, when the Common Share has been awarded; with respect to a Stock Option, that the time has been reached when the option to purchase Shares first becomes exercisable; with respect to a Stock Appreciation Right, when the Stock Appreciation Right first becomes exercisable for payment; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Restricted Share Units and Performance Shares, when the units or Shares are no longer subject to forfeiture and are convertible to Shares. The words “Vest” and “Vesting” have meanings correlative to the foregoing. The fact that an Award is Vested does not mean that it is free of restrictions which may be imposed by law, nor even that the Award may not be forfeited in certain circumstances under the Plan (for example, due to a termination of employment or directorship for Cause).

ARTICLE 2

ADMINISTRATION

      2.1 Authority and Duties of the Committee.

(a) The Plan shall be administered by a Committee of at least three Directors who are appointed by the Board of Directors. Unless otherwise determined by the Board of Directors, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual then considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b) The Committee has the sole and exclusive power and authority to grant Awards pursuant to the terms of this Plan to officers, employees and Eligible Directors and consultants.

(c) The Committee has the sole and exclusive power and authority, subject to any limitations specifically set forth in this Plan, to:

(i) select the officers, employees and Eligible Directors and consultants to whom Awards are granted;

(ii) determine the types of Awards granted and the timing of such Awards;

(iii) determine the number of Shares to be covered by each Award granted hereunder;

(iv) determine whether an Award is, or is intended to be, Performance Based Compensation within the meaning of Section 162(m) of the Code;

(v) determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi) determine whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;

(vii) subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan and any operative employment or other agreement;

(viii) adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(ix) promulgate such Award Agreements and other administrative forms as the Committee from time to time deems necessary or appropriate for administration of the Plan;

(x) construe, interpret, administer and implement the terms and provisions of this Plan, any Award Agreements or other documents;

(xi) make factual determinations with respect to the Plan and any Awards;

(xii) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award Agreements or other documents;

(xiii) prescribe any legends to be affixed to certificates representing Shares or other interests granted or issued under the Plan; and

(xiv) otherwise supervise the administration of this Plan.

(d) All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and Participants, but may be made by their terms subject to ratification or approval by, the Board of Directors, another committee of the Board of Directors or Shareholders.

      2.2     Delegation of Duties and Retention of Advisers. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes of Plan administration at the expense of the Company.

      2.3     Limitation of Liability. Members of the Board of Directors, members of the Committee and officers and employees of the Company or any Affiliate who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

ARTICLE 3

STOCK SUBJECT TO PLAN

      3.1     Total Shares Limitation. Subject to the provisions of this Article, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 3,200,000, which may be treasury or authorized but unissued Shares.

      3.2     Other Limitations.

(a) Option Limitation. The maximum number of Shares available with respect to all Stock Options (whether Incentive Stock Options or Non-Qualified Stock Options) granted under this Plan is 3,200,00 Shares. Therefore, Stock Options on up to 3,200,000 Shares may be granted as Incentive Stock Options.

(b) Full Value Share Limitation. The maximum number of Shares available with respect to all Restricted Share, Restricted Share Unit and Performance Share Awards granted under this Plan is 1,600,000 Shares.

(c) Per Participant Biannual Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any Participant in any two consecutive fiscal year period of the Company, regardless of whether such Awards are thereafter cancelled, terminated or forfeited, shall not exceed 1,600,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards, including but not limited to, Awards representing Performance Based Compensation as described in Section 162(m)(4)(C) of the Code.

(d) Overall Biannual Limitation. The aggregate number of Shares underlying Awards granted under this Plan in any two consecutive fiscal year period of the Company, shall not exceed the sum of (i) 1,600,000 Shares (disregarding any Shares underlying Awards cancelled, terminated or forfeited during the period) plus (ii) the aggregate number of Shares underlying Awards previously cancelled, terminated or forfeited.

      3.3     Awards Not Exercised and Other Special Share Counting Rules.

(a) Awards Not Exercised. If any outstanding Award, or portion thereof, expires, or is terminated, cancelled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, cancelled or forfeited Award shall be available for subsequent Awards under this Plan.

(b) Shares Tendered in Payment. If the Exercise Price of an Award is paid in Shares, the Shares received by the Company in connection therewith shall not be added to the maximum aggregate number of Shares which may be issued under Section 3.1 nor in any other manner become eligible for issuance under this Plan.

(c) Shares Reserved for SARs. If an Award of SARs is made, the number of Shares deemed subject to the Award shall equal the number of SARs awarded and each SAR exercised shall be counted as using one Share for purposes of Sections 3.1 and 3.2 of this Plan even though fewer Shares actually are issued to the Participant upon exercise.

(d) Taxes. Shares sold or withheld to satisfy a Participant’s withholding tax obligations upon the lapse of restrictions on Restricted Shares or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of Shares under the Plan shall not thereafter become available for issuance under the Plan.

      3.4     Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or Exercise Price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to ISOs and SARs related to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NQSOs and SARs related to NQSOs, applied as if the NQSOs were ISOs; (iii) Section 409A of the Code, to the extent necessary to avoid its application or avoid adverse tax consequences thereunder; and (iv) Section 162(m) of the Code with respect to Awards granted to Section 162(m) Persons that are intended to be Performance Based Compensation, unless specifically determined otherwise by the Committee.

ARTICLE 4

PARTICIPANTS

      4.1     Eligibility. Officers, all other active common law employees of the Company or any of its Affiliates, Directors (each an “Eligible Director”) and consultants who are selected by the Committee in its sole discretion are eligible to participate in this Plan. (See Article 13 and Article 17 with respect to the Shareholder approval requirement.) For purposes of determining eligibility, officers and employees of Affiliates who are not also officers or employees of the Company must hold such status with an Affiliate that has the necessary relationship for the Award to be granted (for example, the Affiliate must be a Parent or Subsidiary if an ISO is to be granted). Furthermore, if an Award is to be made to an officer, the officer must have the status necessary to receive such Award (for example, the officer must be an employee if an ISO is to be granted).

      4.2     Award Agreements. Awards are contingent upon the Participant’s execution of a written Award Agreement in a form prescribed by the Committee. Execution of an Award Agreement shall constitute the Participant’s irrevocable agreement (for himself and for anyone claiming through him such as an heir) to, and acceptance of, the terms and conditions of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award, including, without limitation, any withholding tax requirement pursuant to Article 15. Award Agreements may differ from time to time and from Participant to Participant.

ARTICLE 5

STOCK OPTION AWARDS

      5.1     Option Grant. Each Stock Option granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the appropriate Participant.

      5.2     Terms and Conditions of Grants. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise as may be provided in the relevant Award Agreements evidencing the Stock Options, so long as such terms and conditions are not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Exercise Price. Subject to Section 3.4, the Exercise Price will never be less than 100% of the Fair Market Value of the Shares on the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee; provided, however, that such formula or method will provide for a minimum Exercise Price equal to the Fair Market Value of the Shares on the Date of Grant. Except as otherwise provided in Section 3.4, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares on the Date of Grant. Nothing in this Section 5.2(a) shall be construed as limiting the Committee’s authority to grant premium price Stock Options which do not become exercisable until the Fair Market Value of the underlying Shares exceeds a specified percentage (for example, 110% of Fair Market Value on the Date of Grant for ISOs granted to a 10% or greater owner of the Company) of the Exercise Price; provided, however,that such percentage will never be less than 100%.

(b) Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed 10 years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be 10 years. Nothing in this Section 5.2(b) shall be construed as limiting the Committee’s authority to grant Stock Options with a term shorter than 10 years.

(c) Vesting. Stock Options, or portions thereof, shall be exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time. (Also, see the Change in Control provisions in Article 11.)

(d) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any withholding tax pursuant to Article 15. The Exercise Price may be paid:

(i) in cash in any manner satisfactory to the Committee;

(ii) by tendering (by either actual delivery of Shares or by attestation) unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSOs, including Restricted Shares;

(iii) by a combination of cash and unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option;

(iv) by the Participant authorizing a broker to sell, on his behalf, the appropriate number of Shares otherwise issuable to the Participant upon the exercise of a Stock Option with the proceeds of sale applied to pay the Exercise Price and withholding tax; or

(v) by another method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the Exercise Price.

      The Committee may suspend the use of any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment for the Company, adverse tax treatment for the Company or a Participant or a violation of the Sarbanes-Oxley Act.

      If the Exercise Price of an NQSO is paid by tendering Restricted Shares, then the Shares received upon the exercise will contain identical restrictions as the Restricted Shares so tendered.

      Except as otherwise permitted by law and in the Committee’s sole discretion, withholding tax may be paid only by cash or through a same day sale transaction.

(e) Issuance of Shares. The Company will issue or cause to be issued Shares as soon as practicable upon exercise of the Option. No Shares will be issued until full payment has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

(f) Type of Option. In general, a Stock Option Award Agreement will indicate whether the Stock Option is intended to be an ISO or a NQSO. Unless a Stock Option is designated as an ISO at the time of its grant, it shall be deemed to be an NQSO. ISOs are subject to the additional terms and conditions in Article 6.

(g) Section 409A of the Code. Unless the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code dealing with nonqualified deferred compensation and all Stock Option Awards shall be construed and administered accordingly.

      5.3     Termination of Grants Prior to Expiration. Unless otherwise provided in the Award Agreement, or otherwise provided in an employment or other agreement entered into between the Participant and the Company and approved by the Committee, either before or after the Date of Grant, and subject to Article 6 with respect to ISOs, the following early termination provisions apply to all Stock Options:

(a) Termination by Death. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his death, all Stock Options held by such Participant will immediately become Vested, but thereafter may only be exercised (by the legal representative of the Participant’s estate, or by the legatee or heir of the Participant pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is shorter.

(b) Termination by Reason of Disability. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his Disability, all Stock Options held by such Participant will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the Participant dies within such one year period (or such other period as applicable), any unexercised Stock Option held by such Participant will thereafter be exercisable by the legal representative of the Participant’s estate, or by the legatee or heir of the Participant pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one year period (or other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(c) Termination by Reason of Retirement. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his Retirement, all Stock Options held by such Participant immediately become Vested but thereafter may only be exercised for a period of two years (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the Participant dies within such two year period (or such other period as applicable), any unexercised Stock Option held by such Participant will thereafter be exercisable by the legal representative of the Participant’s estate, or by the legatee or heir of the Participant pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the two year period (or such other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(d) Termination for Cause. If a Participant’s employment or directorship with the Company or its Affiliates is terminated for Cause, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited immediately upon termination.

(e) Other Terminations. If a Participant’s employment or directorship with the Company or its Affiliates terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options held by such Participant at the time of termination may be exercised by the Participant for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such termination will thereafter become Vested.

(f) Certain Committee Determinations. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of employment or directorship for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of the Company or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the employment or directorship.

      5.4     Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 3.4 hereof, without the prior approval of the Company’s Shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The Nasdaq Stock Market or such other stock market on which the Company’s Shares are traded.

ARTICLE 6

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

      6.1     Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company or of an Affiliate, provided that the Affiliate is a Parent or Subsidiary.

      6.2     Special ISO Rules.

(a) Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, dealing with the effects of certain corporate transactions, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant.

(b) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan. (See the Plan effective date provisions in Article 17.)

(c) Ten Percent Shareholder. No Participant may receive an ISO under this Plan if such Participant, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, unless (i) the option price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant, and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.

(d) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan adopted by the Company or its Parent or its Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as NQSOs. This limitation shall be applied by taking Stock Options into account in the order in which granted.

(e) Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may such ISO (or related Stock Appreciation Right) be exercisable during a grantee’s lifetime other than by him (or his guardian or legal representative to the extent permitted by applicable law).

(f) Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment, under the rules applicable to ISOs, such that no employment relationship exists between the Participant and the Company, a Parent or a Subsidiary.

(g) Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, any related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code applicable to ISOs.

      6.3     Treatment as NQSO. Unless an Award Agreement for a Stock Option which is an ISO provides otherwise, it is intended that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.

      6.4     Disqualifying Dispositions. If Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

      6.5     Compliance with the Code. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code dealing with the tax qualification of ISOs and shall be so interpreted. Furthermore, if Section 422 of the Code is amended or modified, then, to the extent permitted by law, this

Plan shall be deemed automatically amended or modified to comply with amendments or modifications to such Section 422. Any ISO which fails to comply with Section 422 of the Code automatically shall be treated as an NQSO appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for NQSOs.

ARTICLE 7

STOCK APPRECIATION RIGHTS

      7.1     SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the appropriate Participant.

      7.2     SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, either at the same time or after the grant of the Stock Option, and will be subject to the following terms and conditions:

(a) Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b) Exercisability. A Stock Appreciation Right shall be exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 or otherwise as the Committee may determine at or after the time of grant.

(c) Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 on the number of Shares to be issued under this Plan, but only to the extent of the number of Shares actually issued under the Stock Appreciation Right at the time of exercise. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of the withholding tax requirements pursuant to Article 15, the holder of the Stock Appreciation Right shall be entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised. At any time the Exercise Price per Share of the related Stock Option exceeds the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

      7.3     Independent SARs. Stock Appreciation Rights may be granted by the Committee without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a) Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed 10 years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b) Exercise Price. Subject to Section 3.4, the base or Exercise Price of an independent Stock Appreciation Right shall never be less than 100% of the Fair Market Value of the Shares on the Date of Grant.

(c) Exercisability. A Stock Appreciation Right shall be exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

(d) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of the withholding tax requirements pursuant to Article 15, the holder of the Stock Appreciation Right shall be entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Date of Grant multiplied by the number of Stock Appreciation Rights being exercised. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Fair Market Value of a Share on the Date of Grant, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

(e) Early Termination Prior to Expiration. Unless otherwise provided in an employment or other agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or after the Date of Grant, the early termination provisions set forth in Section 5.3 as applied to Non-Qualified Stock Options will apply to independent Stock Appreciation Rights.

      7.4     Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee.

      7.5     Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 3.4 hereof, without the prior approval of the Company’s Shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The Nasdaq Stock Market or other stock market on which the Company’s Shares are traded.

      7.6     Section 409A of the Code. Unless an Award Agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code dealing with nonqualified deferred compensation and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 8

RESTRICTED SHARE AND RESTRICTED SHARE UNIT AWARDS

      8.1     Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a Participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the Participant. Each Restricted Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2) are to be determined by the Committee in its discretion.

      8.2     Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a Participant, which may vary from time to time and from Participant to Participant and which may be below the Fair Market Value of such Restricted Shares at the Date of Grant, including, without limitation, a price of zero.

(b) Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 11 unless otherwise provided by the Committee);

(ii) a requirement that the Participant forfeit such Restricted Shares in the event of termination of the Participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii) a prohibition against employment or retention of the Participant by any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate or other forfeiture provisions relating to Cause;

(iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and

(v) such additional restrictions as are required to avoid the application of Section 409A of the Code thereto or to avoid adverse tax consequences under the Code or other taxing statutes and rules.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the Award Agreement for a Section 162(m) Person provides that such Award is intended to qualify as Performance Based Compensation, the provisions of Section 9.4(d) also will apply.

(c) Delivery of Shares. Restricted Shares will be registered in the name of the Participant and deposited, together with a Stock Power, with the Company or its agent. Each such certificate will bear a legend in substantially the following form:

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Agilysys, Inc. 2006 Stock Incentive Plan and an Award Agreement entered into between the registered owner and the Company. A copy of this Plan and Award Agreement are on file in the office of the Secretary of the Company.”

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Shares remaining after any tax withholding has occurred pursuant to Article 15, will be delivered free of all restrictions (except for any pursuant to Section 14.2) to the Participant or other appropriate person and with the foregoing legend removed.

(d) Forfeiture of Shares. If a Participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the Participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the Participant or such other amount which may be specifically set forth in the Award Agreement. A Participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such Participant.

(e) Voting and Other Rights. Except as otherwise required for compliance with Section 162(m) of the Code, other applicable law and the terms of the applicable Restricted Share agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the Participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.

(f) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Share Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83(b) of the Code. The Committee may provide in an Award Agreement that the Restricted Share Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

      8.3     Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a Participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and the Plan Participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2) are to be determined by the Committee in its sole discretion.

      8.4     Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Shares are to be issued to a Participant after Vesting of Restricted Share Units, which may vary from time to time and among Participants and which may be below the Fair Market Value of Shares at the Date of Grant, including, without limitation, a price of zero.

(b) Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;

(ii) a requirement that the Participant forfeit such Restricted Share Unit in the event of termination of the Participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii) a prohibition against employment of the Participant by, or provision of services by the Participant to, any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate or other forfeiture provisions relating to Cause;

(iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws; and

(v) such additional restrictions as are required to avoid the application of Section 409A of the Code thereto or to avoid adverse tax consequences under the Code or other taxing statutes or rules.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c) Performance Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written Award Agreement for a Section 162(m) Person provides that such Award is intended to be Performance Based Compensation, the provisions of Section 9.4(d) also will apply.

(d) Voting and Other Rights. A Participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such units. Such Participant shall have no rights of a Shareholder with respect to such units; provided, however, that an Award Agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Restricted Share Unit Award.

(e) Lapse of Restrictions. If a Participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any restrictions pursuant to Section 14.2.

(f) Forfeiture of Restricted Share Units. If a Participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the Participant shall forfeit the Restricted Share Units.

(g) Termination. A Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of employment or directorship of the Participant during the Performance Period. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the Participant (or the heir, legatee or legal representative of the Participant’s estate) will receive a distribution of Shares in an amount which is not more than the number of Shares which would have been earned by the Participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be Performance Based Compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objectives.

(h) Section 409A of the Code. Unless an Award Agreement approved by the Committee provides otherwise, Restricted Share Units awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code or to otherwise avoid adverse tax consequences thereunder and all Restricted Share Unit Awards shall be construed and administered accordingly. The Committee reserves the right to substitute a definition of the term “Disability” which is derived from a statute or regulations (e.g., Section 409A(a)(2)(C) of the Code) for the definition of such term set forth in this Plan, as it deems necessary or appropriate in its sole discretion with respect to Restricted Share Unit Awards.

      8.5     Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

ARTICLE 9

PERFORMANCE SHARE AWARDS

      9.1     Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the Plan Participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2) are to be determined by the Committee in its discretion.

      9.2     Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the Participant. The Committee will also specify the Performance Period. With respect to awards to Section 162(m) Persons intended to be Performance Based Compensation, the Committee may use performance objectives based on one or more of the following (or substantially similar) criteria: cash generation, profit, revenue, market share, profit or return ratios, Shareholder returns and/or specific, objective and measurable non financial objectives, stock price, sales, earnings per share, return on equity, costs, earnings, capital adjusted pre-tax earnings (economic profit), net income, operating income (including but not limited to EBIT or EBITDA), performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, Shareholders’ equity and cash flow. Performance objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions, provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code. The Committee may designate a single objective or objectives for performance measurement purposes. Performance measurement may be based on absolute Company, business unit or divisional performance and/or on performance as compared with that of other publicly-traded companies. The performance objectives and periods need not be the same for each Participant nor for each Award.

      9.3     Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the Participants and the public Shareholders of the Company and such adjustment complies with the requirements of Section 162(m) of the Code for Section 162(m) Persons, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

      9.4     Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:

(a) Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the Participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the Participant and will be free of all restrictions except for any restrictions pursuant to Section 14.2.

(b) Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the Participant during the Performance Period. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his death, Disability or Retirement (except with respect to Section 162(m) Persons), the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 9.4(a), that the Participant (or the heir, legatee or legal representative of the Participant’s estate) will receive a distribution of a portion of the Participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of Shares which would have been earned by the Participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be Performance Based Compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objective.

(c) Voting and Other Rights. Awards of Performance Shares do not provide the Participant with voting rights or rights to dividends prior to the Participant becoming the holder of record of Shares issued pursuant to an Award; provided, however, that an Award Agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Performance Share Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

(d) Performance-Based Compensation. The Committee may designate Performance Share Awards as being “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code. Such Awards shall be automatically amended or modified to comply with amendments to Section 162 of the Code to the extent applicable, unless the Committee indicates a contrary intention.

      9.5     Time Vesting of Performance Share Awards. Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

      9.6     Special Limitations on Performance Share Awards. Unless an Award Agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code or to otherwise avoid adverse tax consequences thereunder and all Performance Share Awards shall be construed and administered accordingly. The Committee reserves the right to substitute a definition of the term “Disability” which is derived from a statute or regulations (e.g., Section 409A(a)(2)(C) of the Code) for the definition of such term set forth in this Plan, as it deems necessary or appropriate in its sole discretion with respect to Performance Share Awards.

ARTICLE 10

TRANSFERS AND LEAVES OF ABSENCE

      10.1     Transfer of Participant. For purposes of this Plan, the transfer of a Participant among the Company and its Affiliates shall not be deemed to be a termination of employment except as required by Section 422 of the Code with respect to ISOs or other applicable law including Section 409A of the Code, if relevant.

      10.2     Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

(c) any other absence determined by the Committee in its discretion not to constitute a termination of employment, to the extent such discretion is permitted by law including the applicable rules with respect to ISOs.

ARTICLE 11

EFFECT OF CHANGE IN CONTROL

      11.1     Change in Control Defined. “Change in Control” means the occurrence of any of the following:

(a) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote generally in the election of Directors (“Voting Stock”) or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of Voting Stock of the Company generally prior to the transaction;

(b) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), excluding the Company, any Affiliate, any employee benefit plan of the Company or an Affiliate, including the trustee of any such plan has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty percent (20%) or more of the combined voting power of the then-outstanding Voting Stock of the Company;

(c) the Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

(d) the individuals who, at the beginning of any period of two (2) consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company’s Shareholders of each new Director of the Company was approved by a vote of at least two-thirds (2/3) of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period.

      11.2     Acceleration of Award. Except as otherwise provided in this Plan or an Award Agreement, immediately upon the occurrence of a Change in Control:

(a) all outstanding Stock Options automatically become fully exercisable;

(b) all Restricted Share Awards automatically become fully Vested;

(c) all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, shall become Vested on a pro-rated basis as described in Section 11.2(d) with respect to Performance Share Awards) and, to the extent Vested, convertible to Shares at the election of the holder;

(d) all Participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the Participant if 100% of the performance objectives for the current Performance Period had been achieved pro-rated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period; and

(e) Stock Appreciation Rights automatically become fully Vested and fully exercisable.

ARTICLE 12

TRANSFERABILITY OF AWARDS

      12.1     Awards Are Non-Transferable. Except as provided in Sections 12.2 and 12.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

      12.2     Inter-Vivos Exercise of Awards. During a Participant’s lifetime, Awards are exercisable only by the Participant or, as permitted by applicable law and notwithstanding Section 12.1 to the contrary, the Participant’s guardian or other legal representative.

      12.3     Limited Transferability of Certain Awards. Notwithstanding Section 12.1 to the contrary, Awards may be transferred by will and by the laws of descent and distribution. Moreover, the Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) if the Award is an Incentive Stock Option, the transfer is consistent with Section 422 of the Code; (b) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (c) by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the Participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the Participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register

Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability. Transfers are subject to prior Committee approval (except as provided in Section 12.3(b)) or they are null and void.

ARTICLE 13

AMENDMENT AND DISCONTINUATION

      13.1     Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

(a) which would materially and adversely affect the rights of a Participant under any Award granted prior to the date such action is adopted by the Board of Directors without the Participant’s written consent thereto; and

(b) without Shareholder approval, if Shareholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 of the Code with respect to ISOs, and for the purpose of qualification as Performance Based Compensation under Section 162(m) of the Code).

Notwithstanding the foregoing, this Plan may be amended without Participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company, the Plan or Participants; or (iii) avoid any unintended unfavorable tax effects for the Company, the Plan or Participants.

      13.2     Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his written consent.

ARTICLE 14

SHARE CERTIFICATES

      14.1 Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions, to the extent applicable:

(a) payment in full for the Shares and for any withholding tax (See Article 15);

(b) completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c) admission of such Shares to listing on The Nasdaq Stock Market or any stock exchange on which the Shares are listed;

(d) in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

(f) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

      14.2 Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which the Shares are then listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

      14.3 Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 15

SATISFACTION OF WITHHOLDING TAX LIABILITIES

      15.1 In General. The Committee shall cause the Company to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan. The Participant or other recipient shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.

      15.2 Withholding from Share Distributions. With respect to a distribution in Shares pursuant to Restricted Share, Restricted Share Unit and Performance Share Awards under the Plan, the Committee shall cause the Company to sell the fewest number of such Shares for the proceeds of such sale to equal (or exceed by not more than that actual sale price of a single Share) the Participant’s or other recipient’s withholding tax liability, as set forth in Section 15.1, resulting from such distribution. The Committee shall withhold the proceeds of such sale for purposes of satisfying such withholding tax liability. In the event that a distribution in Shares does not result in any withholding tax liability as a result of the Participant’s election to be taxed at an earlier date or for any other reason, the Company shall not be required to sell any Shares distributed to the Participant.

      15.3 Delivery of Withholding Proceeds. The Committee shall cause the Company to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority in satisfaction of a Participant’s or other recipient’s tax liability arising from a payment.

ARTICLE 16

GENERAL PROVISIONS

      16.1 No Implied Rights to Awards, Employment or Directorship. No one has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of Participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment or directorship, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.

      16.2 Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

      16.3 Rule 16b-3 Compliance. This Plan is intended to comply with all applicable conditions of Rule 16b-3. All transactions involving any Participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such Participants.

      16.4 Code Section 162(m) Compliance. This Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to Performance Based Compensation for Participants who are Section 162(m) Persons. Unless the Committee expressly determines otherwise, any provision of this Plan that is contrary to such requirements does not apply to such Participants.

      16.5 Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

      16.6 Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

      16.7 Governing Law. To the extent not preempted by Federal law, this Plan and all Award Agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by ERISA and shall be so construed and administered.

ARTICLE 17

EFFECTIVE DATE

      17.1 Effective Date. The effective date of this Agilysys, Inc. 2006 Stock Incentive Plan is the date on which the Shareholders of the Company approve it at a duly held Shareholder’s meeting.

YOUR VOTE IS IMPORTANT

In order for your vote to be included in the tabulation, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so that your shares may be represented at the Annual Meeting.

     Proxy card must be signed and dated below.
ê   Please fold and detach card at perforation before mailing.    ê

PROXY

The undersigned hereby authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows, with the understanding that if no directions are given below for any proposal, said Common Shares will be voted FOR such proposal. The Board of Directors recommends a vote FOR proposals 1 and 2.

1.	ELECTION OF DIRECTORS:

❑	FOR all nominees listed below (except as marked to the contrary below)	❑	WITHHOLD AUTHORITY to vote for all nominees listed below

Charles F. Christ          Arthur Rhein          Thomas C. Sullivan

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2.	Approval of Agilysys, Inc. 2006 Stock Incentive Plan:	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	In their discretion, to act on any other matter or matters which may properly come before the meeting.

CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE

c/o National City Bank
Shareholder Services Operations
LOC 5352
P.O. Box 94509
Cleveland, OH 44101-4509

     Proxy card must be signed and dated below.
ê   Please fold and detach card at perforation before mailing.    ê

ANNUAL MEETING OF SHAREHOLDERS — JULY 28, 2006
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Martin F. Ellis and Lawrence N. Schultz, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of Agilysys, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Boca Raton Marriott at Boca Center, 5150 Town Center Circle, Boca Raton, Florida, at 1:00 p.m., local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given.

Signature(s)
Your signature to this Proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

Dated:	, 2006

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.